                                                                     EXHIBIT 4.1







                         NORTH AMERICAN MORTGAGE COMPANY
                       RETIREMENT AND 401(k) SAVINGS PLAN


                              Amended and Restated
                             Effective July 1, 1999,
                         including amendments effective
                            through September 1, 1999

                               TABLE OF CONTENTS

ARTICLE I
ESTABLISHMENT AND PURPOSE........................................................................1

ARTICLE II
DEFINITIONS......................................................................................3

2.1        Accounts..............................................................................3
2.2        Bank..................................................................................3
2.3        Bank Stock............................................................................3
2.4        Basic Compensation....................................................................3
2.5        Beneficiary...........................................................................3
2.6        Board of Directors....................................................................3
2.7        Break in Service......................................................................4
2.8        Closing Date..........................................................................4
2.9        Code..................................................................................4
2.10       Combination Agreement.................................................................4
2.11       Committee.............................................................................4
2.12       Consolidation Date....................................................................4
2.13       Company...............................................................................4
2.14       Controlled Group......................................................................4
2.15       Dime Board............................................................................4
2.16       Disability............................................................................5
2.17       Eligible Employee.....................................................................5
2.18       Eligible Spouse.......................................................................5
2.19       Employee..............................................................................5
2.20       Employer..............................................................................5
2.21       Employment Date.......................................................................5
2.22       Entry Date............................................................................5
2.23       ERISA.................................................................................6
2.24       Five Percent Owner....................................................................6
2.25       Former T&N Employee...................................................................6
2.26       Grandfathered Bank Employee...........................................................6
2.27       Hour of Service.......................................................................6
2.28       Insider...............................................................................7
2.29       Investment Fund.......................................................................7
2.30       Investment Manager....................................................................7
2.31       Matching Contribution.................................................................7
2.32       Money Purchase Contribution...........................................................7
2.33       Mortgage Bank Employee................................................................7
2.34       Normal Retirement Age.................................................................7
2.35       Participant...........................................................................8
2.36       Plan..................................................................................8
2.37       Plan Administrator....................................................................8

2.38       Plan Year.............................................................................8
2.39       Profit-Sharing Contribution...........................................................8
2.40       Qualified Domestic Relations Order....................................................8
2.41       Reemployment Date.....................................................................8
2.42       Restatement Effective Date............................................................8
2.43       Rollover Contribution.................................................................8
2.44       Salary................................................................................8
2.45       Salary Deferral Contribution..........................................................8
2.46       SEC...................................................................................8
2.47       Section 16 Rules......................................................................8
2.48       Severance from Service................................................................9
2.49       Share.................................................................................9
2.50       Supplemental Contribution.............................................................9
2.51       Three Months of Participation Service.................................................9
2.52       T&N...................................................................................9
2.53       T&N Plan..............................................................................9
2.54       Trust Agreement.......................................................................9
2.55       Trust Fund............................................................................9
2.56       Trustee...............................................................................9
2.57       Valuation Date........................................................................9
2.58       Valuation Period......................................................................9
2.59       Vesting Percentage....................................................................9
2.60       Vesting Service.......................................................................9
2.61       Year of Participation Service........................................................10

ARTICLE III
ELIGIBILITY AND PARTICIPATION...................................................................11

3.1        Eligibility and Participation........................................................11
3.2        Participation in the Savings Portion of the Plan.....................................11
3.3        Participation in the Profit-Sharing Portion of the Plan..............................12
3.4        Recognition of Prior Service.........................................................13
3.5        Employment Status for Participation Purposes.........................................14
3.6        Military Service.....................................................................14

ARTICLE IV
CONTRIBUTIONS TO THE PLAN.......................................................................15

4.1        Savings Portion of the Plan..........................................................15
4.2        Profit-Sharing Portion of the Plan...................................................16
4.3        Rollover Contributions...............................................................16
4.4        Date of Contributions................................................................16

ARTICLE V
LIMITATION ON CONTRIBUTIONS.....................................................................18

5.1        Definitions for Nondiscrimination Tests..............................................18
5.2        Nondiscrimination Test...............................................................19
5.3        Correction of Excess Contributions...................................................21
5.4        Limit on Deferrals...................................................................23
5.5        Limit on Annual Additions............................................................24

ARTICLE VI
ACCOUNT ADMINISTRATION..........................................................................26

6.1        Plan Accounts and Allocation of Contributions........................................26
6.2        Allocations of Investment Earnings and Losses........................................27

ARTICLE VII
INVESTMENT OF TRUST FUND........................................................................28

7.1        Investment Funds.....................................................................28
7.2        Investment Elections.................................................................28
7.3        Changes in Investment Elections......................................................29
7.4        Transfers Between Investment Funds...................................................29
7.5        Committee Directions to Trustee......................................................29
7.6        Committee May Amend Rules............................................................29
7.7        Bank Stock...........................................................................29
7.8        Valuation of Bank Stock..............................................................30
7.9        Voting of Shares of Bank Stock.......................................................31
7.10       Response to Tender Offer for Bank Stock..............................................31

ARTICLE VII
IVESTING........................................................................................32
8.1        Salary Deferral, Supplemental and Rollover Accounts..................................32
8.2        Matching Contributions...............................................................32
8.3        Profit-Sharing Contributions and Money Purchase Contributions........................32
8.4        Forfeitures..........................................................................33

ARTICLE IX
WITHDRAWALS DURING EMPLOYMENT...................................................................35

9.1        Hardship Withdrawals from Salary Deferral Accounts...................................35
9.2        Withdrawals from Rollover and Matching Accounts......................................36
9.3        Withdrawal Limitations Applicable to Supplemental Accounts and
           Profit-Sharing Accounts................................... ..........................37
9.4        Withdrawal After Attaining Age 59 1/2................................................37
9.5        Valuing Withdrawals..................................................................37
9.6        Prohibited Withdrawals...............................................................37
9.7        Manner of Payment....................................................................38

ARTICLE X
PAYMENT OF BENEFITS...............................................................................39

10.1       Distribution...........................................................................39
10.2       Beneficiary Designation................................................................40
10.3       Benefits to Minors and Legal Incompetents..............................................41
10.4       Lost Participants......................................................................41
10.5       General Conditions.....................................................................42
10.6       Qualified Domestic Relations Order.....................................................42

ARTICLE XI
PAYMENT OF GRANDFATHERED PROFIT-SHARING BENEFITS..................................................43

11.1       Distribution of Grandfathered Profit-Sharing Account...................................43
11.2       Automatic Forms of Retirement Benefit..................................................43
11.3       Optional Forms of Retirement Benefits..................................................43
11.4       Election Requirements for Married Participants.........................................44
11.5       Election Requirements for Unmarried Participants.......................................45
11.6       Notice Requirements....................................................................45
11.7       Annuity Payments.......................................................................46
11.8       Pre-Retirement Death Benefits..........................................................46
11.9       Post-Retirement Death Benefits.........................................................46
11.10      Annuity Starting Date..................................................................46

ARTICLE XII
AMENDMENT, TERMINATION, AND MERGER................................................................47

12.1       Amendment and Termination..............................................................47
12.2       Conformity to Internal Revenue Code....................................................47
12.3       Notice of Amendments...................................................................47
12.4       Merger.................................................................................48
12.5       Change in Vesting Schedule.............................................................48

ARTICLE XIII
ADMINISTRATION OF PLAN............................................................................49

13.1       Named Fiduciaries......................................................................49
13.2       Plan Administrator.....................................................................49
13.3       Benefits Committee.....................................................................50
13.4       Compensation Committee.................................................................53
13.5       Delegation of Administrative Powers....................................................53
13.6       Claims Procedures......................................................................54
13.7       Indemnification........................................................................55

ARTICLE XIV
MISCELLANEOUS PROVISIONS..........................................................................56

14.1       No Guarantee of Employment.............................................................56
14.2       No Guarantee of Value of Trust Fund Assets.............................................56
14.3       Rights to Trust Fund Assets............................................................56
14.4       Correction of Errors...................................................................56
14.5       Severability...........................................................................56
14.6       Applicable Law.........................................................................57
14.7       Plan Expenses..........................................................................57
14.8       Exclusive Benefits; Return of Contributions............................................57
14.9       General Benefit Restriction............................................................57
14.10      Approval of Internal Revenue Service...................................................57

ARTICLE XV
TOP-HEAVY PLAN RESTRICTIONS.......................................................................58

15.1       Definitions............................................................................58
15.2       Top-Heavy Plan.........................................................................59
15.3       Restrictions...........................................................................59
15.4       Maximum Benefit Adjustments............................................................60

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE


           The North American Mortgage Company established the North American Mortgage Company Retirement and 401(k) Savings Plan (the "Plan"), effective January 1, 1997, by merger of the North American Mortgage Company Retirement Plan into and with the North American Mortgage Savings Plan. The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") as a profit-sharing plan with a qualified cash or deferred arrangement that satisfies Section 401(k) of the Code, funded by a trust which is intended to be tax-exempt under Section 501(a) of the Code.

           This Plan as set forth herein, constitutes an amendment and restatement of the Plan through July 1, 1999. Although the restatement is generally effective July 1, 1999, the inclusion of certain amendments required to conform with applicable law changes, and the revision of certain provisions regarding plan investments, necessitate different effective dates for certain provisions. Accordingly, notwithstanding the general effective date of this restatement, and except as specifically set forth in the applicable section, the following Plan sections, as amended, shall be effective as indicated below:

----------------------------------------------------------------------------
Sections                                      Effective Date
----------------------------------------------------------------------------
2.4, 5.1(d), 5.1(f), 5.3 (1st paragraph),     January 1, 1997
5.3(a), 5.3(b)
----------------------------------------------------------------------------
3.4(b)                                        October 14, 1997
----------------------------------------------------------------------------
5.1(c), 5.2, 5.5(b)(4), 10.1(f),* 10.1(g)*,   January 1, 1998
11.8(c)*
----------------------------------------------------------------------------
2.51, 3.1(a), 3.2(a)                          January 1, 1999
----------------------------------------------------------------------------

---------------------------

* These provisions are included in this chart to reflect (for clarification purposes) the effective dates of certain amendments previously made to conform with applicable law changes.

----------------------------------------------------------------------------
2.3, 2.28, 2.46, 2.47, 2.49, 7.1        September 1, 1999
(last sentence), 7.2(c), 7.3(b),
7.4(b), 7.7, 7.8, 7.9, 7.10, 9.6,
9.7, 10.1(b) (second sentence),
11.3(e)
----------------------------------------------------------------------------

           The rights of any person who terminated employment or who retired on or before the effective date of a particular amendment, including his eligibility for benefits and the time and form in which benefits, if any will be paid, shall be determined solely under the terms of the Plan in effect on the date of his termination (except with respect to involuntary distributions of small benefits pursuant to Section 411(a)(11) of the Code and the Treasury Regulations thereunder or as otherwise provided under applicable law).

                                   ARTICLE II

                                   DEFINITIONS


           The terms and phrases in this Article shall have the following meanings when used in this Plan unless a different meaning is clearly required by the context. Masculine pronouns include the feminine, plural nouns include the singular, and singular nouns include the plural except where the context indicates otherwise.

           2.1 Accounts means the accounts held by the Trustee for a Participant. Each Participant's Accounts may include:

                     (a)       Salary Deferral Account

                     (b)       Supplemental Account

                     (c)       Rollover Account

                     (d)       Matching Account

                     (e) Profit-Sharing Account (consisting of a Grandfathered Profit-Sharing Sub-Account and/or a Basic Profit-Sharing Sub-Account)

           2.2 Bank means, on and after the Closing Date, Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB, and any other affiliates of Dime Bancorp, Inc., (within the meaning of Section 414(b), (c), (m) or (o) of the
Code) other than the Company.

           2.3 Bank Stock means shares of voting common stock issued by the Bank, which shares constitute "employer securities" under sections 409(1) of the Code and 407(d) of ERISA.

           2.4 Basic Compensation means a Participant's compensation which is reportable on a Form W-2 by an Employer. "Basic Compensation" also includes any amounts that are deferred pursuant to a salary reduction arrangement with an Employer under Code Section 125, 401(k), 402(a)(8), 402(h), or 403(b) which would have been Basic Compensation had the salary reduction election not been in effect. "Basic Compensation" shall not include amounts in any Plan Year in excess of $160,000 or such other amount in effect under Code Section 401(a)(17) for the calendar year in which the Plan Year begins.

           2.5 Beneficiary means the person(s) designated pursuant to the Plan to receive benefits in the event of a Participant's death.

           2.6 Board of Directors means the Board of Directors of the Company.

           2.7 Break in Service means a Plan Year during which an individual has not completed more than 500 Hours of Service, as determined by the Committee in accordance with the Code and applicable regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Service which such individual would have completed but for a maternity or paternity absence, as determined by the Committee in accordance with the Code and applicable regulations; provided, however, that the total Hours of Service so credited shall not exceed 501 hours and that the individual shall timely provide the Committee with such information as it shall require. Hours of Service credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Section 2.7, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

           2.8       Closing Date means October 14, 1997.

           2.9 Code means the Internal Revenue Code of 1986, as amended from time to time.

           2.10 Combination Agreement means an Agreement and Plan of Combination, dated June 22, 1997, and amended and restated as of July 31, 1997, by and among North American Mortgage Company, Dime Bancorp, Inc., 47th St. Property Corporation and The Dime Savings Bank of New York, FSB.

           2.11 Committee means the Benefits Committee of Dime Bancorp, Inc., which is authorized to exercise the duties and responsibilities delegated to it under Article XIII.

           2.12      Consolidation Date means November 1, 1997.

           2.13      Company means the North American Mortgage Company.

           2.14 Controlled Group means any two or more corporations, trades or businesses which constitute a controlled group or an affiliated service group of which the Company is a member, or are under common control with the Company within the meaning of Code Section 414(b), (c), (m), or (o), but only for the period during which such relationship exists. For purposes of applying the limits of Section 5.5, members of a Controlled Group shall be determined under Code Section 415(h).

           2.15      Dime Board means the Board of Directors of Dime Bancorp,
Inc.

           2.16 Disability means a physical or mental condition which entitles a Participant to benefits under the Company's Long-Term Disability Plan or entitles a Participant to Social Security Disability Insurance benefits.

           2.17      Eligible Employee means any Employee except:

                     (a) an Employee who is employed by an Employer in an hourly capacity;

                     (b) a temporary Employee, that is, one who is employed by an Employer to complete a specific job or project that is not a permanent position;

                     (c) an Employee who belongs to a collective bargaining unit which has entered into a collective bargaining agreement with the Employer, where retirement benefits have been the subject of good faith bargaining unless the agreement provides that such benefits are to be provided by the Plan;

                     (d) an Employee who is a non-resident alien and who is not receiving any U.S. source income;

                     (e) an Employee who is a leased employee, as defined in Section 414(n) of the Code; and

                     (f)       a Grandfathered Bank Employee.

           2.18 Eligible Spouse means the spouse to whom a Participant is married on the date of his death. "Eligible Spouse" also includes a former spouse to the extent required by a Qualified Domestic Relations Order.

           2.19 Employee means any individual employed by, and on the payroll of, an Employer and whose Basic Compensation is subject to the withholding of income tax.

           2.20 Employer means the Company and any other company which is a member of the same Controlled Group as the Company, which the Board of Directors has authorized to adopt this Plan, and which by action of its directors has adopted the Plan; and any successors of such entities. Solely for purposes of determining a Participant's service for participation and vesting, "Employer" includes any member of the Controlled Group.

           2.21 Employment Date means the date on which an Employee first completes an Hour of Service for an Employer, or, with respect to Former T&N Employees only, the date on which the Former T&N Employee first completed an Hour of Service for T&N.

           2.22      Entry Date means the first day of each calendar quarter.

           2.23 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           2.24      Five Percent Owner means an individual described in Code
Section 416(i)(1).

           2.25 Former T&N Employee means any Employee who was an employee of T&N immediately prior to the acquisition by the Company of T&N's assets on February 16, 1999.

           2.26 Grandfathered Bank Employee means any individual who immediately prior to the Consolidation Date was (i) employed by Dime Mortgage, Inc., or (ii) was a Mortgage Bank Employee, and who on the Consolidation Date was employed by the Company, provided, however, that a Grandfathered Bank Employee shall not include any individual who, immediately prior to the Closing Date, was employed by the Company. Further, if a Grandfathered Bank Employee terminates service with Dime Bancorp, Inc. or any of its subsidiaries on or after the Consolidation Date and is subsequently reemployed as an employee of the Company, such employee shall no longer be treated as a Grandfathered Bank Employee.

           The determination as to the status of an employee as a Mortgage Bank Employee or as a Grandfathered Bank Employee shall be made by the Plan Administrator or his designee in a manner consistent with the personnel practices of the Bank and the Company, and with reference to the entity ultimately responsible for the payment of either all, or substantially all, of such person's salary or wages.

           2.27      Hour of Service means:

                     (a) each hour for which an Employee is paid or entitled to payment by the Employer for the performance of duties;

                     (b) each hour, to a maximum of 501 hours, for which an Employee is paid or entitled to payment by the employer for a period of time during which no duties are performed (irrespective of whether a termination of employment has occurred) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence; and

                     (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. (These Hours of Service shall be credited to the Employee for the Plan Year or computation period to which the award or agreement pertains; not the year in which the award, agreement, or payment is made.)


                     (d) Except as provided below, an Employee who is on an authorized unpaid leave of absence or is absent because he is on active duty with the U.S. armed forces shall be credited with the number of Hours of Service which would have been credited to such Employee but for such absence. If, however, the Employee does not return to employment with an Employer (other than because of death, Disability or attaining Normal Retirement Age) at the end of the authorized leave or within the time that reemployment rights for servicemen are guaranteed by federal law, such hours shall not be credited except as may be required under the otherwise applicable provisions of this Section. Leaves of absence, if any, shall be authorized by the Employer under uniform rules applied in a non-discriminatory manner. The crediting of Hours of Service pursuant to this Section 2.27(d) shall be effected in accordance with Code Section 414(u).

                     (e) Hours under this Section shall be calculated and credited pursuant to Section 2530.200b of the Department of Labor regulations.

                     (f) Notwithstanding the foregoing, the same Hour of Service shall not be credited under more than one paragraph and an Hour of Service shall not be credited for payments to an Employee other than for the performance of duties, except as provided above.

           2.28 Insider means, with respect to the Bank, (i) any Participant who is subject to the Section 16 Rules, determined in accordance with Rule 16a-2 thereof and (ii) solely with respect to certain trading restrictions with respect to Bank Stock imposed from time to time by the Bank, any Participant who is subject to such trading restrictions. The Plan Administrator shall advise the Trustee as to which Participants are considered Insiders.

           2.29 Investment Fund means each pooled investment fund, interest-bearing deposit, fixed income contract or other investment option designated by the Committee in which a Participant may elect to have his Accounts invested, as provided in Article VII.

           2.30 Investment Manager means a fiduciary (a) who has the power to manage, acquire or dispose of any Plan assets pursuant to an investment management agreement and (b) who is (1) a bank, as defined in the Investment Advisers Act of 1940; (2) an insurance company qualified to manage, acquire or dispose of the assets of an employee benefit plan under the laws of more than one state; or (3) a firm registered as an investment adviser under the Investment Advisers Act of 1940.

           2.31 Matching Contribution means an Employer contribution made pursuant to Section 4.1(b).

           2.32 Money Purchase Contribution means an Employer contribution made prior to January 1, 1997 to the North American Mortgage Retirement Plan.

           2.33 Mortgage Bank Employee means an individual who immediately prior to the Consolidation Date was employed by the Bank and whose primary job functions involved the rendering of services with respect to the mortgage operations of the Bank.

           2.34      Normal Retirement Age means age 65.

           2.35 Participant means an Eligible Employee (a) who has satisfied the requirements of Section 3.1 or (b) who has an Account. Where the context is appropriate, "Participant" also includes a former Eligible Employee who has an Account.

           2.36 Plan means the North American Mortgage Company Retirement and 401(k) Savings Plan.

           2.37      Plan Administrator means the Committee.

           2.38      Plan Year means the calendar year.

           2.39 Profit-Sharing Contribution means an Employer contribution made on or after January 1, 1997 pursuant to Section 4.2.

           2.40 Qualified Domestic Relations Order means a domestic relations order which the Plan Administrator has determined satisfies the requirements of Code Section 414(p).

           2.41 Reemployment Date means the date on which a former Employee first performs an Hour of Service for an Employer following the Employee's separation from service.

           2.42      Restatement Effective Date means July 1, 1999.

           2.43      Rollover Contribution means a contribution made pursuant to
Section 4.3.

           2.44 Salary means a Participant's (i) regular base salary and up to $66,000 of commissions for services rendered to the Employer for the applicable period, and (ii) amounts deferred pursuant to a salary reduction arrangement with an Employer under Code Section 125, 401(k), 402(a)(8), 402(h) or 403(b) which would have been Salary if the salary reduction had not been in effect.

           2.45 Salary Deferral Contribution means an Employer contribution made pursuant to Section 4.1(a).

           2.46      SEC means the United States Securities and Exchange
Commission.

           2.47 Section 16 Rules means those rules (as from time to time amended) promulgated by the SEC under Section 16 of the Securities Exchange Act of 1934, as amended. For purposes of the Plan, an action shall be deemed to be prohibited by the Section 16 Rules, if it could, if permitted or occurring, result in a transaction not being exempt from the provisions of Section 16(b) of such Act. An action in violation of certain trading restrictions with respect to Bank Stock imposed from time to time by the Bank shall be deemed to be prohibited by the Section 16 Rules solely for purposes of this Plan.

           2.48 Severance from Service of an Employee means the Employee's termination of employment with an Employer for any reason other than the Employee's transfer from the employ of one Employer to another Employer.

           2.49      Share means a share of common stock of the Bank.

           2.50 Supplemental Contribution means an Employer contribution made pursuant to Section 4.1(c).

           2.51 Three Months of Participation Service means a computation period during which an Employee is credited with 250 Hours of Service. An Employee's initial computation period for this purpose is the three month period commencing on the Employee's Employment Date. Subsequent computation periods shall commence on the first day of each calendar month following the Employee's Employment Date. For purposes of determining eligibility to participate under
Section 3.1, if the date of an Eligible Employee's Severance from Service and his Reemployment Date both occur during the initial computation period, his total Hours of Service during such initial computation period shall be determined by aggregating his service before the date of his Severance from Service and after his Reemployment Date.

           2.52      T&N means T&N Mortgage, Inc.

           2.53      T&N Plan means the T&N Mortgage, Inc. 401(k) Plan.

           2.54 Trust Agreement means the trust agreement executed by the Company and the Trustee, as amended from time to time.

           2.55 Trust Fund or Trust means that trust fund created by and maintained under the Trust Agreement for the purpose of holding the assets of and funding the benefits provided by the Plan.

           2.56 Trustee means the person or entity who holds the assets of the Trust Fund and who is appointed by the Committee pursuant to Article XIII.

           2.57 Valuation Date means the last business day of each calendar month or other date specified by the Committee pursuant to Section 6.2

           2.58      Valuation Period means the period of time between Valuation
Dates.

           2.59 Vesting Percentage means the nonforfeitable percentage of a Participant's Accounts determined under Article VIII.

           2.60 Vesting Service is used to determine a Participant's Vested Percentage. A year of Vesting Service is credited for each Plan Year in which the Participant is credited with at least

1,000 Hours of Service (whether or not as a Participant). Vesting Service includes all years of Vesting Service except:

                     (a) those years occurring prior to five consecutive one-year Breaks in Service, if the Employee was not vested when the Break in Service began,

                     (b) those years with respect to which a distribution has been received pursuant to Section 8.4(a), unless the requirements of Section 8.4(b) have been satisfied, or

                     (c) prior service (as described in Section 3.4) that is not recognized under Section 3.4.

           2.61 Year of Participation Service means a computation period during which an Employee is credited with 1,000 Hours of Service. An Employee's initial computation period for this purpose is the twelve-month period commencing on the Employee's Employment Date. The second computation period commences on the first day of the Plan Year which begins during the initial computation period, and thereafter, the computation period is the Plan Year. For purposes of determining eligibility to participate under Section 3.1, if the date of an Eligible Employee's Severance from Service and his Reemployment Date both occur during the initial computation period, his total Hours of Service during such initial computation period shall be determined by aggregating his service before the date of his Severance from Service and after his Reemployment Date.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION


           3.1       Eligibility and Participation.

                     (a) Each Eligible Employee who commenced participation in the Savings Portion of the Plan or the Profit-Sharing Portion of the Plan prior to the Restatement Effective Date shall continue such participation after that date as long as he remains an Eligible Employee until the date of his Severance from Service, subject to later re-enrollment pursuant to the terms of the Plan. Each other Eligible Employee shall become a Participant on the first Entry Date following the earlier of:

                               (i)    the date that he satisfies the
           requirements under Section 3.2 for participation in the Savings Portion of the Plan, or

                               (ii)   the date that he satisfies the
           requirements under Section 3.3 for participation in the Profit-Sharing Portion of the Plan.

                     (b) An Employee who has satisfied the requirements in paragraph (a), but who is not an Eligible Employee shall become a Participant on the first Entry Date coinciding with or next following the date he becomes an Eligible Employee.

                     (c) If an Eligible Employee terminates service after satisfying the requirements of paragraph (a) and his Reemployment Date is prior to the Entry Date on which he would have otherwise joined the Plan, he shall join the Plan on that Entry Date, provided he is then an Eligible Employee. However, if his Reemployment Date is after this Entry Date, except as provided in paragraph (e) below, he shall become a Participant on the later of his Reemployment Date and the first date on which he is again an Eligible Employee, subject to the provisions of Section 3.2.

                     (d) A Participant who ceases to be an Eligible Employee shall resume participation upon again becoming an Eligible Employee.

           3.2       Participation in the Savings Portion of the Plan.

                     (a) Salary Deferral. Each Eligible Employee who has completed Three Months of Participation Service shall be eligible to have Salary Deferral Contributions and Matching Contributions made on his behalf, provided he files a Salary Deferral Election with the Committee. The Salary Deferral Election shall provide that the Participant's Basic Compensation in each payroll period shall be reduced by any whole number percentage from 1% to 15%; provided, however, that the amount of the reduction does not exceed the limits set forth in

Section 5.4. An Eligible Employee who does not file a Salary Deferral Election when first eligible to do so may commence making Salary Deferral Contributions with respect to the payroll period beginning on or after any subsequent Entry Date by filing the Election in accordance with this Section 3.2, provided he is then an Eligible Employee.

                     (b)       Rules Governing Salary Deferral Elections

                               (1) A Salary Deferral Election shall be effective with respect to payroll periods beginning on or after the Entry Date following the timely filing of an Election.

                               (2) An initial Salary Deferral Election shall be in writing on the form provided by the Committee.

                               (3) The Committee shall establish procedures and deadlines for filing Salary Deferral Elections which shall be communicated to Eligible Employees.

                               (4) A Salary Deferral Election may be amended by following the procedures and deadlines as established by the Committee. Amendments will be effective with respect to the payroll period beginning on or after the Entry Date following the timely amendment of a Salary Deferral Election.

                               (5) A Salary Deferral Election may be revoked at any time by written instruction by the Participant, the voice-automated response system or by any other method established by the Committee. The revocation shall be effective as of the next payroll period following the revocation or as soon thereafter as administratively practicable. A Participant who has revoked his Salary Deferral Election can subsequently resume participation as of the first day of the next calendar quarter provided the Participant complies with the procedures and deadlines established by the Committee.

                               (6) Employee shall also specify the Investment Fund(s) in which his Accounts will be invested. A Salary Deferral Election shall not be considered effective unless an investment direction is on file with the Committee.

                               (7) The Salary Deferral Election of a Participant who ceases to be an Eligible Employee shall be deemed revoked as of the date of such change in status.

           3.3 Participation in the Profit-Sharing Portion of the Plan. Each Eligible Employee who has completed a Year of Participation Service shall automatically become a Participant for purposes of receiving Profit-Sharing Contributions.

           3.4       Recognition of Prior Service.

                     (a) Effective prior to January 1, 1999, except as provided below, when an entity becomes a member of the Company's Controlled Group or when all or a substantial portion of the assets of any entity are acquired by the Company or by any member of the Company's Controlled Group, the President of the Company shall have the authority and discretion to determine whether or not service with such entity will be recognized for vesting and eligibility purposes under the Plan, to the extent such service would have been considered for vesting and eligibility purposes if it had been performed for the Company. The recognition of such service must comply with Code Section 414(a), the nondiscriminatory requirements of Code Section 401(a)(4) and the regulations promulgated thereunder, to the extent applicable. Service credit so granted shall continue to be effective on and after January 1, 1999.

                     (b) The determination of Years of Participation Service, Three Months of Participation Service and Vesting Service of any Employee who was an employee of Dime Bancorp, Inc. or any of its subsidiaries immediately prior to the acquisition by Dime Bancorp, Inc. of the Company pursuant to the Combination Agreement and who on or after the Closing Date becomes an employee of the Company shall, solely for purposes of determining eligibility to participate and vesting under the Plan and only with respect to such Employees, include credit for all service with Dime Bancorp, Inc. or any of its subsidiaries that would have been credited under the terms of this Plan if such service had been service for the Company, provided, however, with respect to the determination of the Years of Participation Service for any such Employee as of the Employment Date, such Employee's service shall be equal to the number of one-year "Periods of Service" credited to the Employee as of such date under the terms of the Retirement 401(k) Investment Plan of Dime Bancorp, Inc. (the "Dime 401(k) Plan") as then in effect. With respect to the service completed during the computation period which includes the Employment Date, each Employee described in the preceding sentence will receive credit equal to the number of Hours of Service that would be credited to the Participant pursuant to the otherwise applicable provisions of this Plan for the portion of the Plan Year ending on the Employment Date (assuming such provisions were in effect during such portion of the Plan Year and considering service with any entities for which service credit was granted under the Dime 401(k) Plan as service with the Company) and with the service so considered converted to Hours of Service based on an equivalency of 190 Hours of Service for each month for which the Employee is credited with at least one Hour of Service.

                     (c) Effective July 1, 1999, the determination of Years of Participation Service, Three Months of Participation Service and Vesting Service of a Former T&N Employee shall, solely for purposes of determining eligibility to participate and vesting under the Plan and only with respect to such Employees, include all service with T&N that would have been credited under the terms of this Plan if such service had been service for the Company. Notwithstanding the foregoing, service credited under the previous sentence with respect to any Former T&N Employee as of July 1, 1999 shall not be less than the total number of "Years of Service" (as defined under the T&N Plan) credited to such Employee under the T&N Plan as of such date, if any.

           3.5 Employment Status for Participation Purposes. Notwithstanding anything in this Plan to the contrary, for purposes of determining eligibility to participate under the Plan, an individual shall be deemed to be solely an employee of, and employed by, the employer that is ultimately responsible for the payment of either all, or substantially all, of such person's salary, commissions or wages.

           3.6 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE IV

                            CONTRIBUTIONS TO THE PLAN


4.1        Savings Portion of the Plan.

                     (a) Salary Deferral Contributions. In lieu of paying a Participant his full Basic Compensation in a payroll period, the Employer shall make a Salary Deferral Contribution to the Trust Fund on the Participant's behalf in an amount equal to the amount of Basic Compensation that the Participant has elected to defer under Section 3.2(a). In no event, however, shall the Salary Deferral Contributions made on behalf of a Participant exceed the limitations of Article V. The Committee may prospectively revoke, amend, or temporarily suspend a Participant's Salary Deferral Election to the extent it deems necessary to satisfy those limits in any Plan year.

                     (b) Matching Contributions. The Employer shall make a Matching Contribution to the Trust Fund each Plan Year on behalf of each Participant who has completed a Year of Participation Service (effective on the first day of the month coincident with or following the completion of a Year of Participation Service) and has had Salary Deferral Contributions made on his behalf during the Plan Year. The Matching Contributions made on a Participant's behalf shall be equal to 50% of the first 3% of the Participant's Basic Compensation contributed as Salary Deferral Contributions on and after satisfying the eligibility requirements for these contributions, or, if less, the maximum amount permissible under Article V.

                     (c) Supplemental Contributions. The Employer may, in its discretion, make a Supplemental Contribution to the Trust Fund for any Plan Year for the purpose of passing the applicable test described in Section
5.2 under Section 401(k) or 401(m) of the Code. Supplemental Contributions are intended to be qualified nonelective contributions (as described in Section 401(m)(4) of the Code) and shall be made only if the applicable requirements of
Section 401(m) and Treasury Regulation Sections 1.401(k)-1(g)(13) and 1.401(m)-1(b)(5) are satisfied. Employees who are not highly compensated employees (as defined in Section 414(q)) and who are (a) Eligible Employees who have satisfied the requirements of Section 3.1(a), or (b) Participants on whose behalf Salary Deferral Contributions were made during the Plan Year shall be eligible to have Supplemental Contributions made on their behalf; provided that Supplemental Contributions intended to enable the Plan to meet the tests related to Matching Contributions shall only be made on behalf of such Eligible Employees or other Participants who have also satisfied the requirements under
Section 4.1(b) for such Matching Contributions. Supplemental Contributions shall be allocated first to the Supplemental Account of the individual described above whose Basic Compensation for the year to which the Supplemental Contribution relates is lowest (up to the maximum amount permitted by law), then to the individual described above whose Basic Compensation for the year to which the Supplemental Contribution relates is next lowest (up to the maximum amount permitted by law), with further allocations then made in the same manner to the series of individuals whose Basic Compensation for such year was the next lowest (up to the maximum amount permitted by law), until the entire amount of Supplemental Contributions have been so allocated. Supplemental Contributions may be treated as Salary Deferral Contributions, provided the conditions in Treasury Regulation Section 1.401(k)-1(b)(5) are satisfied.

           4.2 Profit-Sharing Portion of the Plan. For each Plan Year, the Employer shall make a Profit-Sharing Contribution to the Trust Fund on behalf of each Participant who has completed a Year of Participation Service and is an Eligible Employee on the last day of such Plan Year. The Profit-Sharing Contribution shall equal 4% of the Participant's Salary paid while a Participant and an Eligible Employee during the Plan Year.

           4.3 Rollover Contributions. An Eligible Employee may make a Rollover Contribution if permitted by the Committee. The Committee shall not discriminate in favor of highly compensated employees (as defined in Code
Section 414(q)) in approving Rollover Contributions. A Rollover Contribution shall be credited to the Eligible Employee's Rollover Account. A Rollover Contribution shall be permitted only if the amount to be contributed is an eligible rollover distribution (as defined by Section 402(c)(4) of the Code) or a direct rollover from the trustee of a qualified plan (as described in Code
Section 401(a)(31) and the regulations promulgated thereunder), the requirements of Code Sections 402(c) and 408(d)(3) are satisfied, and the Participant complies with the procedures established by the Committee. The Plan will not accept a loan offset as part of a Rollover Contribution. Before the direct rollover is accepted, the Committee may request whatever information it deems necessary to approve and complete the transfer. If the Committee subsequently discovers that the Contribution does not satisfy these requirements, the Employee's Rollover Account including any investment earnings (or less investment losses) shall be immediately distributed to the Employee.

           4.4       Date of Contributions.

                     (a) The Employer shall deposit the Salary Deferral Contributions with the Trustee as soon after each payroll period as the amounts can reasonably be segregated, but in no event later than the 15th business day of the month following the month during which the amounts would have otherwise been paid as Basic Compensation.

                     (b) All Matching Contributions and Supplemental Contributions shall be deposited with the Trustee no later than the due date, including extensions, for the Employer's income tax return for the Employer's tax year for which the Contribution is made.

                     (c) All Profit-Sharing Contributions shall be allocated as of the last day of the Plan Year and shall be deposited with the Trustee no later than the due date, including extensions, for the Employer's income tax return for the Employer's tax year for which the Contribution is made.

                     (d) Rollover Contributions shall be deposited with the Trustee upon receipt by the Employer.

                                    ARTICLE V

                           LIMITATION ON CONTRIBUTIONS

5.1 Definitions for Nondiscrimination Tests. The following terms have the following meanings for purposes of Sections 5.2 and 5.3:

                     (a) Actual Deferral Percentage means, for a Plan Year, a Participant's Salary Deferral Contributions expressed as a percentage of Compensation. If an Eligible Employee who has met the applicable requirements of Sections 3.1 and 3.2 elects to make no Salary Deferral Contributions, his Actual Deferral Percentage shall be zero. Salary Deferral Contributions shall be taken into account for a Plan Year only if the Basic Compensation to which the Contribution relates would have been paid (but for the deferral) during the Plan Year. Solely to the extent provided by law, Salary Deferral Contributions which are distributed under Section 5.5(d) as excess Annual Additions are disregarded. The Actual Deferral Percentage of a Non-Highly Compensated Employee shall be determined without regard to any Salary Deferral Contributions made in excess of the 402(g) Limit (described in Section 5.4). The Actual Deferral Percentage of a Highly Compensated Employee who is eligible to participate in two or more plans maintained by an Employer which are described in Section 401(a) of the Code and which include a cash or deferred arrangement described in Section 401(k) of the Code, shall be determined as if all such plans were a single plan or arrangement.

                     (b) Average ADP means the average (expressed as a percentage) of the applicable Actual Deferral Percentages.

                     (c) Compensation means an Employee's Total Compensation (as defined in Section 5.5(b)(4)), or any other definition of compensation permitted under Code Section 414(s) or the regulations issued thereunder, provided such definition is applied uniformly in any Plan Year. "Compensation" in any Plan Year shall not include any amounts in excess of $160,000 or such other amount in effect under Code Section 401(a)(17) for the calendar year in which the Plan Year begins. Solely for the purposes of determining an Employee's Actual Deferral Percentage, "Compensation" shall include only amounts earned while the Employee was eligible under Section 3.1 to participate (unless the Committee requires the Plan Year to be used).

                     (d) Highly Compensated Employee means an Eligible Employee who is eligible to participate under the applicable requirements of Sections 3.1, 3.2 and 3.3 (whether or not the Employee has elected to defer Basic Compensation) and who (i) was a Five Percent Owner at any time during the determination year or the calendar year preceding the determination year, or
(ii) during the calendar year preceding the determination year received Compensation from the Employer in excess of $80,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d)) and was in the top-paid group of employees (as defined in Code Section 414(q)(3)) for such preceding year. The determination year shall be the Plan Year.

                     "Highly Compensated Employee" shall also include any Eligible Employee who separated from service and was subsequently rehired if the Employee was a Highly Compensated Employee when he previously separated from service (as defined in Treasury Regulation Section 1.414(q)- IT, Q-5) or at any time after attaining age 55 and prior to his separation from service.

                     (e) Non-Highly Compensated Employee means an Eligible Employee who is not a Highly Compensated Employee and who is eligible to participate under Section 3.1 whether or not the Employee has elected to defer Basic Compensation.

                     (f) Actual Contribution Percentage means, for a Plan Year, the Matching Contributions of an Eligible Employee who has met the applicable requirements of Sections 3.1 and 3.2, and is otherwise eligible for Matching Contributions pursuant to Section 4.1(b), expressed as a percentage of Compensation. The Actual Contribution Percentage of a Highly Compensated Employee who is eligible to participate in two or more plans maintained by an Employer which are described in Code Section 401(a) and under which matching or employee contributions are made, shall be determined as if all such plans were a single plan or arrangement.

                     (g) Average ACP means the average (expressed as a percentage) of the applicable Actual Contribution Percentages.

           5.2 Nondiscrimination Test. Notwithstanding any provision of the Plan to the contrary, the nondiscrimination tests of paragraphs (a) and (b) (as modified by (c)) shall be passed each Plan Year. If the tests are not passed, the Committee shall take action pursuant to Section 5.3 to ensure that the tests are passed. For purposes of these tests, all plans which are treated as one plan for purposes of Code Section 401(a)(4) or 410(b) (except for employee stock ownership plans described in Code Section 4975(c)(7)) shall be treated as one plan, provided that such plans have the same plan year.

                     (a) The Average ADP for the Plan Year of the group of Highly Compensated Employees eligible for Salary Reduction Contributions pursuant to Section 4.1(a) shall not exceed the greater of the following (adjusted as required by paragraph (c) below):

                               (1) 1.25 times the Average ADP of the group of eligible Non-Highly Compensated Employees for the prior Plan Year, or

                               (2) 2.0 times the Average ADP of the group of eligible Non-Highly Compensated Employees for the prior Plan Year but not more than two percentage points higher than the Average ADP of the group of eligible Non-Highly Compensated Employees for the prior Plan Year.

                     (b) The Average ACP for the Plan Year of the group of Highly Compensated Employees eligible for Matching Contributions pursuant to
Section 4.1(b) shall not exceed the greater of the following (adjusted as required by paragraph (c) below):

                               (1) 1.25 times the Average ACP of the group of eligible Non-Highly Compensated Employees for the prior Plan Year, or

                               (2) 2.0 times the Average ACP of the group of eligible Non-Highly Compensated Employees for the prior Plan Year but not more than two percentage points higher than the Average ACP of the group of eligible Non-Highly Compensated Employees for the prior Plan Year.

                               This test need not be performed if there are no Matching Contributions in a Plan Year.

                     (c) The limits set forth in paragraphs (a) and (b) for Highly Compensated Employees shall be reduced as necessary to prevent multiple use of the limitations of subparagraphs (a)(2) and (b)(2). Multiple use occurs if the sum of the Average ADP and the Average ACP for the Plan Year of the group of eligible Highly Compensated Employees exceeds the greater of (1) and (2) below:

                               (1)    The sum of:

                                      (A)   1.25 times the greater of:

                                            (i)   the Average ADP of the
                                                  eligible Non-Highly
                                                  Compensated Employees for the
                                                  prior Plan Year, or

                                            (ii)  the Average ACP of the
                                                  Non-Highly Compensated
                                                  Employees who are eligible to
                                                  have Matching Contributions
                                                  made on their behalf for the
                                                  prior Plan Year; and



                                      (B)   two plus the lesser of (A)(i) or
                                            (A)(ii), provided that this number
                                            does not exceed two times the lesser
                                            of (A)(i) or (A)(ii).

                               (2)    The sum of:

                                      (A)   1.25 times the lesser of:

                                            (i)   the Average ADP of the
                                                  eligible Non-Highly
                                                  Compensated Employees for the
                                                  prior Plan Year, or

                                            (ii)  The Average ACP of the
                                                  Non-Highly Compensated
                                                  Employees who are eligible to
                                                  have Matching

                                   Contributions made on their behalf for the prior Plan Year; and


                         (B) two plus the greater of (A)(i) or (A)(ii), provided that this number does not exceed two times the greater of (A)(i) or (A)(ii).

           5.3 Correction of Excess Contributions. If the Average ADP or the Average ACP (or both) of the group of Highly Compensated Employees exceeds the limits of Section 5.2 for any Plan Year, the Plan Administrator shall take one or more of the actions described in this Section as it deems appropriate in order to meet the limits of Section 5.2 for such Plan Year.

                     (a) The Plan Administrator may refund excess contributions (and earnings and losses allocable thereto) for the Plan Year. For purposes of this Section 5.3(a), "excess contributions" means with respect to any Plan Year, the excess amount of Salary Deferral Contributions (and any earnings and losses allocable thereto) made to the Salary Deferral Accounts of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions that could be made to the Salary Deferral Accounts of such Employees without violating the requirements of Section 5.2, determined in accordance with the Code and Treasury Regulations. Excess contributions shall be refunded by reducing the Salary Deferral Contributions of the Highly Compensated Employee with the highest Salary Deferral Contribution for the Plan Year to equal the Salary Deferral Contribution of the individual with the next highest Salary Deferral Contribution for the Plan Year and the Salary Deferral Contribution of that individual shall then be reduced to equal that of the next highest individual until the entire required amount has been refunded. The determination of the amount of Salary Deferral Contributions which must be reduced shall be made after determining the deferrals in excess of the 402(g) Limit (as described in Section 5.4). The reduced Salary Deferral Contributions (and earnings thereon) shall be distributed in accordance with paragraph (d).

                     (b) The Plan Administrator may refund excess contributions (and earnings and losses allocable thereto) for the Plan Year. For purposes of this Section 5.3(b), "excess contributions" means with respect to any Plan Year, the excess amount of Matching Contributions (and any earnings and losses allocable thereto) made to the Matching Contribution Accounts of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions that could be made to the Matching Accounts of such Employees without violating the requirements of Section 5.2, determined in accordance with the Code and Treasury Regulations. Excess contributions shall be refunded by reducing the Matching Contributions of the Highly Compensated Employee with the highest Matching Contribution for the Plan Year to equal the Matching Contribution of the individual with the next highest Matching Contribution for the Plan Year and the Matching Contribution of that individual shall then be reduced to equal that of the next highest individual until the reductions total the entire required amount. The determination of the amount of Matching Contributions which must be reduced shall be determined after determining the deferrals in excess of the 402(g) Limit (as described in Section

5.4) and the excess Salary Deferral Contributions under paragraph (a). Subject to forfeiture for unvested amounts, as described in (d) below, the reduced Matching Contributions (and earning thereon) shall be distributed in accordance with paragraph (d).

                     (c) The Plan Administrator may, in its discretion, elect to treat Salary Deferral Contributions in any Plan Year as Matching Contributions. Salary Deferral Contributions which are so used shall not be tested under Section 5.2(a), but shall otherwise continue to be treated as Salary Deferral Contributions for all other purposes under the Plan. This paragraph shall apply only if the requirements of Treasury Regulation Section 1.401(m)-1(b)(5) are satisfied.

                     (d) If the Plan Administrator reduces Salary Deferral Contributions or Matching Contributions pursuant to paragraphs (a) and (b), the excess contributions (and any earnings and losses allocable thereon) shall be distributed to the affected Participants no later than the last day of the Plan Year following the Plan Year for which the contributions were made; provided, however, that unvested excess contributions (and earnings allocable thereto) shall be forfeited or used to reduce the next Employer contributions to the Plan.

                               (1) Earnings and any allocable losses shall be calculated in a manner permitted under Treasury Regulation Section 1.40(k)-1(f)(4)(ii)(C) or 1.401(m)-1(e)(3)(ii)(C). The period between the end of the Plan Year and the date of distribution (the "gap period") shall not be considered.

                               (2) The distribution shall be made without consent or notice and shall be disregarded for purposes of the minimum distribution requirements of Code Section 401(a)(9).

                               (3) If a Matching Contribution was made on account of Salary Deferral Contributions which are then distributed to a Participant pursuant to this paragraph, the Matching Contribution (and any earnings allocable thereto) shall be forfeited and used to reduce future Employer contributions.

                     (e) If an Employer makes a Supplemental Contribution with respect to a Plan Year, the Committee shall include the Supplemental Contributions for purposes of the tests in Section 5.2(a) and/or 5.2(b) to the extent necessary to pass the applicable test, provided that no portion of the contribution is taken into account more than once. Supplemental Contributions shall satisfy the requirements applicable to "qualified nonelective employer contributions" or "qualified matching contribution" under Treasury Regulation Sections 1.401(k)-1 and 1.401(m)-1.

                     (f) The amount of excess Salary Deferral Contributions to be distributed will be reduced by excess deferrals (as described in Section 5.4) previously distributed for the taxable year ending with or within the Plan Year. The amount of excess deferrals to be distributed will be reduced by excess contributions previously distributed for the Plan Year beginning with or within the Employee's taxable year.

           5.4       Limit on Deferrals.

                     (a) Notwithstanding any other provision of the Plan to the contrary, a Participant shall not be permitted to defer under Section 3.2(a) an amount in any taxable year of the Participant in excess of the $10,000 limitation of Code Section 402(g) as adjusted by the Secretary of the Treasury under Code Section 415(d) (the "402(g) Limit"). All arrangements under which a Participant makes elective deferrals (as defined in Code Section 402(g)(3)) shall be aggregated and treated as a single arrangement. Salary Deferral Contributions which are distributed as excess Annual Additions under Section 415 of the Code are disregarded for purposes of the 402(g) Limit. Salary Deferral Contributions which are distributed under Section 5.3 are taken into account for the 402(g) Limit. Salary Deferral Contributions to a Participant's Account shall automatically cease when the 402(g) Limit is reached in any taxable year.

                     (b) If, through administrative error or otherwise, the Salary Deferral Contributions to a Participant's Account exceed the 402(g) Limit (without regard to elective deferrals under any other plan), any excess Salary Deferral Contributions (plus any income and minus any loss allocable thereto) shall be distributed to the Participant no later than the first April 15 following the year of the deferral, but may be distributed in the year of deferral if the following requirements are satisfied:

                               (1)        the Participant designates in writing
     that the distribution is an excess deferral,

                               (2)        the distribution is made after the
     Plan receives the excess deferral,

                               (3)        the Plan Administrator designates the
     distribution as a distribution of an excess deferral.

                     (c) If the Participant's deferrals under this Plan exceed the 402(g) Limit when aggregated with the Participant's other elective deferrals (as defined in Section 402(g)(3) of the Code), the excess Salary Deferral Contributions (and any earnings thereon) shall be distributed to the Participant no later than the first April 15 following the year of deferral, provided that the Participant submits a written claim to the Plan Administrator no later than April 1 following the year of deferral. The claim shall be in such form as specified by the Plan Administrator and shall state the amount of the excess Salary Deferral Contributions for the preceding year and shall include the Participant's written statement that if such amounts are not distributed, they will, when added to amounts deferred under other plans or arrangements, exceed the 402(g) Limit for the year of the deferral.

                     (d) The amount of excess Salary Deferral Contributions that may be distributed pursuant to this Section shall be determined after the application of Section 5.3(a).

                     (e) Earnings on distributed excess Salary Deferral Contributions shall be calculated in a manner permitted under Treasury Regulation Section 1.402(g)-1(e)(5)(iii).

           5.5       Limit on Annual Additions

                     (a) Basic Limitation. Notwithstanding any other provision of this Plan to the contrary, the Annual Additions with respect to a Participant in any Limitation Year shall not exceed the lesser of:

                               (1) $30,000 (as from time to time adjusted pursuant to Section 415(d) of the Code), or

                               (2)        25% of the Participant's Total
           Compensation for such Limitation Year.

                     (b) Definitions. For purposes of this Section 5.5, the following terms when capitalized have the following meanings:

                               (1) Annual Additions means in a Limitation Year the sum of:

                                          (A)       Employer contributions
                     (including Salary Deferral Contributions, Matching Contributions, Supplemental Contributions and Profit-Sharing Contributions) allocated to the Participant's accounts in any Defined Contribution Plan (unless distributed pursuant to Section 5.4);

                                          (B)       forfeitures allocated to the
                     Participant's accounts in any Defined Contribution
                     Plan; and

                                          (C)       the Participant's
                     contributions to any Defined Contribution Plan.

                                          Salary Deferral Contributions which
                     are distributed because they are in excess of the 402(g) Limit will be considered an annual addition under
                     Section 415 of the Code unless the distribution is made no later than April 15 following the year of deferral.

                               (2) Defined Contribution Plan means any plan described in Section 414(i) of the Code which is maintained by any member of the Controlled Group.

                               (3)        Limitation Year means the calendar
           year.

                               (4)        Total Compensation means a
           Participant's taxable compensation as described in Treasury Regulation Section 1.415-2(d)(11)(i), as modified by Code Section

           415(c)(3)(D). Alternatively, the Plan Administrator may use any other definition of compensation permissible under Treasury Regulation
           Section 1.415-2(d), as modified by Code Section 415(c)(3)(D), as "Total Compensation" provided it applies the definition uniformly to all Participants in any given Limitation Year.

                     (c) Combined Plan Limitation. Effective for Limitation Years commencing prior to January 1, 2000, if a Participant also participates (or has participated) in a defined benefit plan (as defined in Code
Section 414(j)) maintained by any member of the Controlled Group, the Participant's Annual Additions and projected annual benefit (within the meaning of Section 415(e)(2) of the Code) under the defined benefit plan(s) shall not exceed the limits imposed by Section 415(e). Except as otherwise provided in the defined benefit plan(s), the Participant's annual benefit under such plan(s) shall be reduced as necessary to comply with Section 415(e) before the Annual Additions to this Plan are reduced.

                     (d) Correction of Excess Annual Additions. If the Annual Additions to a Participant's Accounts would exceed the limitation set forth in paragraph (a) because of a reasonable error in determining the Participant's Total Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Plan Administrator determines the Commissioner would find justifies the availability of the rules set forth below, the Annual Additions shall be reduced in the following manner to the extent necessary to comply with the limitations of paragraph (a):

                               (1)    The Participant's Salary Reduction
           Contributions shall be refunded to the extent necessary to reduce the Participant's Annual Additions to the amount set forth in paragraph
           (a). Any Matching Contributions attributable to the refunded Salary Reduction Contributions shall be forfeited and used to reduce future Employer contributions.

                               (2) If additional reductions are necessary, the contributions made by the Participant to any other Defined Contribution Plan maintained by a member of the Controlled Group and any earnings attributable to such contributions shall be refunded to the Participant to the extent necessary to reduce the Participant's Annual Additions to the amount set forth in paragraph (a).

                               (3) If additional reductions are necessary, the remaining excess Annual Additions shall be held in a suspense account and used to reduce the Employer's contributions. If no Account can receive a further allocation without exceeding the limitations, the unallocated amount shall continue to be held in a suspense account and allocated in the next year before any other Employer or Employee Contribution is made. The Plan Administrator shall determine which contributions are excess Annual Additions for purposes of this suspense procedure on a consistent, nondiscriminatory basis.

                                   ARTICLE VI

                             ACCOUNT ADMINISTRATION


           6.1       Plan Accounts and Allocation of Contributions

                     (a) The Committee shall establish one or more of the following Accounts as necessary for each Participant (or Eligible Employee, as the case may be):

                               (1)        Salary Deferral Account

                               (2)        Supplemental Account

                               (3)        Rollover Account

                               (4)        Matching Account

                               (5) Profit-Sharing Account (consisting of a Grandfathered Profit-Sharing Sub-Account and/or a Basic Profit-Sharing Sub-Account)

                     (b) The Committee shall allocate contributions among a Participant's Accounts as follows:

                               (1) Salary Deferral Contributions (and all earnings and losses thereon) shall be allocated to the Participant's Salary Deferral Account.

                               (2) Supplemental Contributions (and all earnings and losses thereon) shall be allocated to the Participant's Supplemental Account.

                               (3)        Rollover Contributions (and all
           earnings and losses thereon) shall be allocated to the Participant's Rollover Account.

                               (4)        Matching Contributions (and all
           earnings and losses thereon) shall be allocated to the Participant's Matching Account.

                               (5) Profit-Sharing Contributions (and all earnings and losses thereon) and Money Purchase Contributions (and all earnings and losses thereon) shall be allocated to the Participant's Profit-Sharing Account.

                                          (A)      Profit Sharing Contributions
                     made on or after July 1, 1999 (and all earnings and losses thereon) shall be allocated to the Basic Profit-Sharing Sub-Account.

                                          (B)      Profit Sharing Contributions
                     made prior to July 1, 1999 (and all earnings and losses thereon) and all Money Purchase Contributions (and all earnings and losses thereon) shall be allocated to the Grandfathered Profit-Sharing Sub-Account.

           6.2       Allocations of Investment Earnings and Losses

                     (a) As of each Valuation Date, the Trustee shall determine the fair market value of each Investment Fund in the Trust Fund, and the difference in the value of the Investment Fund since the preceding Valuation Date shall be allocated to each Account (and Sub-Account) in proportion to the value of the Account (and Sub-Account) in the Investment Fund.

                     (b) The Committee shall establish accounting procedures for the purpose of allocating Trust Fund earnings and losses among Accounts (and Sub-Accounts) and the treatment of contributions and distributions since the preceding Valuation Date. The Committee may modify its procedures as necessary to achieve an equitable and nondiscriminatory allocation of earnings and losses among Accounts (and Sub-Accounts).

                     (c) The Committee may change the Valuation Date if it determines that the allocation of earnings and losses would otherwise result in inequitable treatment of some Participants, provided, however, the assets shall be valued on at least one day in each Plan Year.

                                  ARTICLE VII

                            INVESTMENT OF TRUST FUND


           7.1 Investment Funds. The Committee shall, from time to time, select a diversified group of Investment Funds for investment of the Trust Fund. The Committee shall furnish descriptions of the Investment Funds to Participants which describe the features of the Fund. Effective September 1, 1999, one of the available Investment Funds may provide specifically for investment in Bank Stock.

           7.2       Investment Elections

                     (a) Each Participant's Accounts shall be invested in one or more of the Investment Funds as selected by the Participant in accordance with this Article. The selection among the available Investment Funds is the sole responsibility of each Participant. No Employer, representative of the Employer, the Committee, or any Investment Manager is authorized to make any recommendation to any Participant with respect to Investment Fund selection. This Plan is intended to constitute a plan described in Section 404(c) of ERISA to provide an opportunity for a Participant or Beneficiary to exercise control over assets in his Accounts and to choose from a broad range of investment alternatives the manner in which some or all of the assets in his Account are invested.

                     (b) A Participant shall, upon his initial participation in the Plan, elect to have the contributions to his Accounts invested in one or more of the available Investment Funds. The election shall be made in writing on a form provided by the Committee. Investment elections and changes thereto, with respect to each Investment Fund, must be made in increments of 5%. If, at any time, a Participant does not have a valid election on file with the Committee, the Participant shall be deemed to have elected that all of his Accounts be invested in an available investment under the Plan that best protects the principal from market fluctuations. An investment election made in accordance with this Article shall remain in effect with respect to all future contributions allocated to the Participant's Accounts unless or until changed in accordance with the provisions of Section 7.3.

                     (c)       If at any time an Insider is prohibited by the
Section 16 Rules from directing that his Account (or any portion thereof) be invested in Bank Stock, any such direction shall be disregarded and such Insider, with respect to the portion of his Account (or any portion thereof) that he has directed to be invested in Bank Stock, shall be deemed to have failed to make an investment direction.

           7.3       Changes in Investment Elections.

                     (a) A Participant may elect to change how future contributions to his Accounts are invested. Such a change shall be made in writing on a form prescribed by the Committee or by using an interactive telephone system and shall specify the percentage of his future contributions to be invested in each Investment Fund in 5% increments. The change will become effective on the first day of the calendar month following timely receipt by the Committee of the request for a change, or as soon thereafter as administratively practicable, provided the Participant complies with the procedures and deadlines as established by the Committee.

                     (b)       If at any time an Insider is prohibited by the
Section 16 Rules from directing that his Account (or any portion thereof) be invested in Bank Stock, any such direction shall be disregarded and such Insider, with respect to the portion of his Account (or any portion thereof), that he has directed to be invested in Bank Stock, shall be deemed to have failed to make an investment direction.

           7.4       Transfers Between Investment Funds.

                     (a) A Participant may elect to transfer amounts invested in his Accounts among the Investment Funds. The election to transfer must be made in writing on a form provided by the Committee or by using an interactive telephone system. With respect to each Participant's Account, the transfer shall result in Investment Fund balances equal to a percentage, in 5% increments, as elected by the Participant. The change will become effective on the first day of the calendar month following timely receipt by the Committee of an election to transfer or as soon thereafter as administratively practicable, provided the Participant complies with the procedures as established by the Committee.

                     (b)       If at any time an Insider is prohibited by the
Section 16 Rules from directing that his Account balance (or any portion thereof) be transferred to an investment in Bank Stock, or from directing that any of the Bank Stock in which his Account is invested be sold or liquidated, for whatever reason, any such direction shall be disregarded and not given effect.

           7.5 Committee Directions to Trustee. The Committee will transmit appropriate and timely directions and instructions to the Trustee with respect to the acquisition of, or the withdrawal of, appropriate amounts in each of the Investment Funds in order to give effect to the investment, change or transfer elections made by each Participant.

           7.6 Committee May Amend Rules. The Committee may adopt uniform rules providing for additional or different dates for the changes of or transfers between Investment Funds and may impose uniform limitations on changes or transfers as it deems appropriate.

           7.7 Bank Stock. Effective September 1, 1999, to the extent Participants direct investment in an Investment Fund designed to invest in Bank Stock, Trust assets may be used to purchase shares of Bank Stock from the Bank, from shareholders in a privately negotiated transaction, or on the open market. Investments of Trust assets made by the Trustee shall be subject to the direction of the Committee, and all purchases of Bank Stock by the Trustee shall be made at prices which do not exceed the fair market value of such Shares.

           7.8       Valuation of Bank Stock.

                     (a) If the Bank Stock is readily tradable on an established securities market, the fair market value of the Shares shall be the closing sale price of the Shares on a national securities exchange or in the NASDAQ National Market System, whichever is applicable, on (i) for purposes of determining the price to be paid for Shares purchased by the Plan other than on the open market, the day next preceding the day on which a sale occurred or (ii) for all other purposes, the day as of which the value is being determined. Notwithstanding the foregoing, in the event that it shall be necessary for the Trustee to sell or purchase Bank Stock on the open market in order to permit the making of a distribution in cash or in Shares, respectively, the fair market value of the Shares so sold or purchased shall be the price per share at which such Shares were actually sold or purchased.

                     (b) If the Bank Stock is not readily tradable on an established securities market, all valuations of such Bank Stock with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in treasury regulations under
Section 170(a)(1) of the Code.

           7.9 Voting of Shares of Bank Stock. Effective September 1, 1999, each Participant who has directed investment in an Investment Fund that invests in Bank Stock shall be entitled to direct the Trustee as to the manner in which Bank Stock which is allocated to his Account is to be voted. The Bank shall adopt reasonable measures to notify the Participants of the date and purposes of each meeting of stockholders of the Bank at which holders of shares of Bank Stock shall be entitled to vote, and to request instructions from each Participant to the Trustee as to the voting at such meeting of the shares of Bank Stock in which his Account is invested (whether or not vested). The Trustee, itself or by proxy, shall vote the shares of Bank Stock in which Participants' Accounts are invested in accordance with the instructions of the Participants. If instructions are not received from any Participant with respect to the voting of any shares of Bank Stock allocated to his Account ("nonvoted shares") and to the extent of any Bank Stock has not yet been allocated to any Participant's Account ("unallocated shares"), the Committee, to the extent not inconsistent with applicable law or as required pursuant to the next sentence, shall direct the Trustee to vote such Bank Stock in the manner that most closely reflects the voting instructions received by the Trustee from Participants with respect to Bank Stock for which instructions have been received. Notwithstanding any provision hereunder to the contrary, however, nonvoted and unallocated shares of Bank Stock shall not be voted in the manner described in the preceding sentence, but shall otherwise be voted in a manner determined by the Committee (or, if such authority is delegated by the Committee, to the extent permitted by applicable law, by an independent fiduciary who by acceptance of such delegation shall become a named fiduciary hereunder for purposes of ERISA) to be for the exclusive benefit of Participants and Beneficiaries and otherwise consistent with ERISA, in the event that the Committee (or such independent fiduciary) determines that the application of the provisions set forth in the preceding sentence would otherwise be in violation of the requirements of ERISA.

           7.10 Response to Tender Offer for Bank Stock. Each Participant shall have the right, to the extent of the number of shares of Bank Stock which are allocated to his Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such Bank Stock. The Bank shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of the Bank in connection with any such tender or exchange offer. If instructions are not received from any Participant with respect to the tender or exchange of any shares of Bank Stock allocated to his Account, and to the extent any Bank Stock has not been allocated to any Participant's Account, the Committee, to the extent not inconsistent with applicable law or as required pursuant to the next sentence, shall direct the tender or exchange of such Bank Stock in the manner that most closely reflects the tender or exchange instructions received by the Trustee from Participants with respect to Bank Stock for which instructions have been received. Notwithstanding any provision hereunder to the contrary, however, shares of Bank Stock which are allocated to any Participant's Account but for which tender or exchange instructions have not been received, and any shares of Bank Stock that has not yet been allocated to any Participant's Account, shall not be tendered or exchanged in the manner described in the preceding sentence, but shall otherwise be tendered or exchanged in a manner determined by the Committee (or, if such authority is delegated by the Committee, to the extent permitted by applicable law, by an independent fiduciary who by acceptance of such delegation shall become a named fiduciary hereunder for purposes of ERISA) to be for the exclusive benefit of Participants and Beneficiaries and otherwise consistent with ERISA, in the event that the Committee (or such independent fiduciary) determines that the application of the provisions set forth in the preceding sentence would otherwise be in violation of the requirements of ERISA.

                                  ARTICLE VIII

                                     VESTING


           8.1 Salary Deferral, Supplemental and Rollover Accounts. All amounts credited to a Participant's Salary Deferral, Supplemental and Rollover Accounts shall be fully vested and nonforfeitable at all times.

           8.2       Matching Contributions.

                     (a) The amounts credited to a Participant's Matching Account shall be fully vested and nonforfeitable upon his death, Disability or attaining Normal Retirement Age while an Employee.

                     (b) Except as provided in paragraph (a), a Participant's Matching Account shall become vested and nonforfeitable in accordance with the following schedule:

Years of Vesting Service                                         Vested Percentage
------------------------                                         -----------------
Less than 1 year................................................................0%
1 year but less than 2 years...................................................25%
2 years but less than 3 years..................................................50%
3 years but less than 4 years..................................................75%
4 years or more...............................................................100%

           8.3       Profit-Sharing Contributions and Money Purchase
Contributions.

                     (a) The amounts credited to a Participant's Profit-Sharing Account shall be fully vested and nonforfeitable upon his death, Disability or attaining Normal Retirement Age, while an Employee.

                     (b) Except as provided in paragraph (a), a Participant's Profit-Sharing Account shall become vested and nonforfeitable in accordance with the following schedule:

Years of Vesting Service                                        Vested Percentage
------------------------                                        -----------------
Less than 3 years..............................................................0%
3 year but less than 4 years..................................................30%
4 years but less than 5 years.................................................40%
5 years but less than 6 years.................................................60%
6 years but less than 7 years.................................................80%
7 years or more..............................................................100%

           8.4       Forfeitures.

                     (a) If a Participant terminates employment when the Participant's Vested Percentage in his Matching Account and/or Profit-Sharing Account is less than 100%,

                               (1)     the vested portion of his Matching
           Account and/or Profit-Sharing Account shall be distributed as provided in Articles X and XI, and

                               (2)     the unvested portion of his Matching
           Account and/or Profit-Sharing Account shall be forfeited as of the date of such distribution.

                               If the Participant's Vested Percentage in his Matching Account and/or Profit-Sharing Account is zero, there shall be a deemed distribution of the vested balance of such Account upon termination of employment and the unvested balance shall be forfeited.

                     (b) If a Participant who ceases to be an Employee is subsequently reemployed as an Employee before incurring a five year Period of Severance, any amount forfeited pursuant to paragraph (a) shall be restored to the Participant's Matching Account and/or Profit-Sharing Account; provided, however, that if the Participant received a distribution of the vested portion of his Matching Account and/or Profit-Sharing Account, the forfeited amounts shall be reinstated only if the Participant repays the amount of his Matching Account and/or Profit-Sharing Account previously distributed before the fifth anniversary of the Reemployment Date (or, if earlier, before the date on which the Participant incurs a Period of Severance of five or more years). If a deemed distribution of zero dollars was made on the Participant's previous termination of employment, he shall be deemed to have repaid the distribution upon reemployment as an Employee.

                     (c)       If no distribution is made pursuant to paragraph
(a), the unvested portion of the Matching Account and/or Profit-Sharing Account shall be forfeited when the Participant incurs a five year Break in Service, but if the Participant becomes an Employee before incurring a five year Break in Service, the unvested portion of the Matching Account and/or Profit-Sharing Account shall not be so forfeited.

                     (d) If a Participant is reemployed as an Employee after incurring a five year Break in Service, any amounts forfeited under this Section shall not be restored, a separate Matching Account and/or Profit-Sharing Account will be established for all post-Break Matching Contributions and/or post-Break Profit-Sharing Contributions, and the Participant's post-Break service shall not increase the Vested Percentage in his pre-Break Matching Account and/or pre-Break Profit-Sharing Account. If the Participant is reemployed as an Employee before incurring a five year Break in Service, his Vested Percentage in both his pre-Break and post-Break Matching Accounts and/or Profit-Sharing Accounts will be determined using both his pre-Break and post-Break service and he will continue to vest, starting at the point in the vesting schedule where he left employment, in both his pre-Break and post-Break Matching Account and/or Profit-Sharing Account balances.

                     (e) Forfeitures will be restored from amounts forfeited in the Plan Year in which the Participant repays the amount previously distributed or is reemployed and, to the extent such forfeitures are not sufficient, by a special Employer contribution. The amount restored shall be equal to the amount forfeited, unadjusted by any subsequent gains or losses. Forfeitures not used to restore Participant Matching Accounts and/or Profit-Sharing Accounts shall be used to reduce future Employer contributions or, as determined by the Committee, to pay expenses of Plan administration.

                                   ARTICLE IX

                          WITHDRAWALS DURING EMPLOYMENT


           9.1 Hardship Withdrawals from Salary Deferral Accounts. A Participant may request a withdrawal from his Salary Deferral Account on account of hardship, subject to the rules set forth in this Section after he has withdrawn all of his other Accounts which are available for withdrawal.

                     (a) The maximum amount of the withdrawal shall not exceed the lesser of

                               (1)        the Participant's Salary Deferral
           Contributions (without adjustment for earnings) and

                               (2)        the amount necessary to meet the
           hardship need and any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

                     (b) The minimum amount of withdrawal permitted shall be the lesser of $1,000 or the balance of the Participant's Salary Deferral Contributions (without adjustment for earnings).

                     (c) The Participant's request shall be in writing on such forms and in accordance with procedures established by the Committee. The Committee shall review all hardship requests on the basis of criteria which do not discriminate in favor of highly compensated employees (as defined in Code
Section 414(q)).

                     (d) A hardship withdrawal will be granted only on account of an immediate and heavy financial need. The need may have been reasonably foreseeable or voluntarily incurred by the Participant. An immediate and heavy financial need shall exist if it is on account of:

                               (1) unreimbursed expenses incurred (or to be incurred) by the Participant, his spouse, or his dependents (as described in Code Section 152) for medical care described in Code
           Section 213(d);

                               (2)        the purchase (excluding mortgage
           payments) of the principal residence of the Participant;

                               (3) tuition and related educational fees for the next year of post-secondary education for the Participant, his spouse or his dependents;

                               (4) the need to prevent the eviction from or the foreclosure on the Participant's principal residence; or

                               (5) such other reason as the Commissioner of the Internal Revenue from time to time publishes in official documents of general applicability.

                     (e) A hardship withdrawal will be granted only to the extent that the amount requested does not exceed the amount required to satisfy the need, and the need cannot be satisfied from any other resources reasonably available to the Participant. A need cannot be satisfied from other sources if either (1) or (2) is satisfied and if the Participant has withdrawn or borrowed the entire balance of his Accounts to the extent available under this Article.

                               (1)        Without actual knowledge to the
           contrary, the Committee may rely on the Participant's written statement that the need cannot be satisfied

                                          (A)        by reimbursement or
                     compensation by insurance or otherwise, or

                                          (B)        by the reasonable
                     liquidation of the Participant's assets to the extent that the liquidation would not itself cause a hardship, or

                                          (C)        by the cessation of all
                     Salary Deferral Contributions under the Plan, or

                                          (D)        by obtaining (without
                     incurring further hardship) all other distributions or nontaxable loans from plans maintained by the Employer or any other employer in which the Participant has an interest, or

                                          (E)        by borrowing from
                     commercial sources on reasonable terms.

                               (2) Alternatively, the Committee shall determine that the need cannot be satisfied from other sources if the Participant agrees that:

                                          (A)        Salary Deferral
                     Contributions on his behalf to this Plan (and all other plans of the Employer) shall be suspended for twelve months after receipt of the hardship distribution, and

                                          (B)        the maximum Salary Deferral
                     Contribution that can be made on his behalf for the taxable year next following the taxable year of the hardship distribution shall be an amount equal to the excess of the 402(g) Limit (as defined in Section 5.4) for such next year over the amount of Salary Deferral Contributions made on his behalf in the taxable year of the hardship distribution.

           9.2 Withdrawals from Rollover and Matching Accounts. A Participant may request a withdrawal of the balance of his Rollover Account and his Matching Account, provided his

Vested Percentage is 100%, on account of hardship as defined in Section 9.2(c), subject to the rules set forth in this Section:

                     (a) The Participant's request shall be in writing on such forms and in accordance with such procedures as the Committee specifies.

                     (b) The minimum amount of withdrawal permitted shall be the lesser of $1,000 or the balance of such Account, but not more than the amount necessary to meet the need.

                     (c)       The withdrawal must satisfy the provisions of
Section 9.1(d).

           9.3 Withdrawal Limitations Applicable to Supplemental Accounts and Profit-Sharing Accounts. Except as provided in Sections 9.4 and 10.1(h), prior to terminating employment with an Employer, a Participant may not withdraw any portion of the balance of (a) his Supplemental Account or (b) his Profit-Sharing Account.

           9.4 Withdrawal After Attaining Age 591/2. A Participant who has attained age 591/2 may withdraw all or any portion of his Accounts (except his Profit-Sharing Account), provided his Vested Percentage is 100%, subject to the following rules:

                     (a) The Participant's request shall be in writing on such forms and in accordance with such procedures as the Committee specifies.

                     (b) The minimum amount of withdrawal permitted shall be the lesser of $1,000 or the balance of his Accounts.

                     (c) A withdrawal pursuant to this Section shall not affect the Participant's continued participation in the Plan.

           9.5       Valuing Withdrawals.

                     (a) The amount of any withdrawal shall be based on the balance of the Participant's Accounts on the Valuation Date immediately preceding the date of the request for a withdrawal.

                     (b) The Participant shall select the Investment Fund(s) to be the source of any withdrawal, or, in the absence of any election, the withdrawal shall be made pro-rata from each Investment Fund in which the Participant is invested.

           9.6 Prohibited Withdrawals. Notwithstanding anything to the contrary contained herein, if an Insider shall request a withdrawal under this
Article IX, such withdrawal may only be taken from the portion of his Account then invested in Bank Stock to the extent that such withdrawal is not prohibited by the then applicable Section 16 Rules. If withdrawals of Bank

Stock by such Insider shall not then be permitted, his requested withdrawal shall be taken proportionately from the other Investment Funds in which his Account is invested.

           9.7 Manner of Payment. Subject to such terms and conditions as may be established from time to time by the Plan Administrator, the portion of any withdrawal that is attributable to Bank Stock owned by the Participant, may, if the Participant, Former Participant or Beneficiary so requests, be paid wholly or partially in full Shares. Except as otherwise provided in this
Section 9.7, a withdrawal from the Investment Funds shall be paid in cash.

                                    ARTICLE X

                               PAYMENT OF BENEFITS


           10.1      Distribution.

                     (a) Except as provided in Article XI, a Participant shall be entitled to receive the Vested Percentage of his Accounts upon termination of employment whether the Employee has retired, has quit, has been discharged, or has left on account of Disability. The Committee shall value the Vested Percentage of the Participant's Accounts on the Valuation Date coinciding with or immediately following the date of the Participant's termination of employment (or request for benefits if later), plus contributions made since the Valuation Date.

                     (b) Except as provided in Article XI, distribution shall be made in a single sum payment. Subject to such terms and conditions as may be established from time to time by the Plan Administrator, the portion of any distribution that is attributable to Bank Stock owned by the Participant, may, if the Participant, Former Participant or Beneficiary so requests, be paid wholly or partially in full Shares. Except as otherwise provided in this Section 10.1(b), all distributions shall be paid in cash.

                     (c) If the distribution is an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), a Participant can direct the Plan Administrator to have all or a portion (expressed as a whole percentage) of the distribution directly rolled over to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code) and the balance, if any, paid to him. A request for a direct rollover shall be in writing on such form provided by the Plan Administrator according to procedures and deadlines as established by the Plan Administrator. The Participant must provide all information required by the Plan Administrator to effect the direct rollover. A Participant cannot direct a distribution to be rolled over to two or more eligible retirement plans.

                     (d) Subject to subsection (e) below, distribution shall be made as soon as administratively practicable following the event described in paragraph (a). Notwithstanding the foregoing, unless the Participant elects otherwise, a Participant's benefits shall be paid no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the Participant attains Normal Retirement Age; (2) the 10th anniversary of the Participant's entry into the Plan; or (3) the Participant ceases to be an Employee. The Participant's failure to elect distribution shall be deemed to be a consent to delay payment of benefits.

                     (e) If the value of a Participant's Accounts exceeds (or at the time of any prior distribution exceeded) $5,000, distribution shall not be made to the Participant before the earlier of:

                               (1)        the date the Participant consents in
     writing to the distribution, or

                               (2)        the Participant attains Normal
     Retirement Age.

                     The Committee shall inform the Participant of his right to defer commencement under this paragraph. A Participant's failure to consent shall be treated as an election to defer to the earlier of (1) and (2).

                     (f) Except as provided in Article XI, if the Participant dies before distribution commences, the Vested Percentage of his Accounts shall be valued on the Valuation Date coinciding with or immediately following the date of death, and then distributed in a single sum payment to the Participant's Beneficiary as soon as administratively practicable after the date of death, but in no event later than the fifth anniversary of the Participant's death. However, if the Beneficiary is the Participant's Eligible Spouse and the vested balance of the Participant's Accounts exceeds $5,000, the Spouse may elect to defer distribution to any future date but not beyond the date the Participant would have attained age 70 1/2. The Spouse's election to defer distribution is not valid if made more than 90 days before the annuity starting date (as defined in Section 417(f)(2) of the Code). If distribution is deferred, the Accounts shall be valued on the Valuation Date coinciding with or immediately following the Plan Administrator's receipt of a request for distribution. The Spouse may choose to use the direct rollover option described in paragraph (c), but only to an individual retirement account or annuity. If the Spouse dies before distribution is made, the Accounts shall be paid to the Beneficiary designated by the Eligible Spouse, or if none, pursuant to Section 10.2(c), as though the Spouse were the Participant.

                     (g)       Notwithstanding any other provision of the Plan,
(1) distribution shall commence no later than April 1 of the year following the later of: (a) the year in which the Participant attains age 70 1/2, and (b) the year in which the Participant retires, and (2) all distributions under this Plan shall comply with the provisions of Code Section 401(a)(9) and the minimum distribution incidental benefit rule of Code Section 401(a)(9)(G) and the regulations issued thereunder, including Treasury Regulation Section 1.401(a)(9)-2. Participants who have attained age 70 1/2 shall, at their own election, be entitled to commence distributions prior to termination of service. Distributions required to be made by this paragraph shall be made in accordance with this Article. Distributions made to satisfy Code Section 401(a)(9) are not eligible for the direct rollover option described in paragraph (c).

           10.2      Beneficiary Designation

                     (a) Subject to the provisions of paragraph (b), each Participant shall designate a Beneficiary or Beneficiaries to receive any benefits payable under Sections 10.1(f) or Article XI if the Participant dies before receiving all amounts credited to his Accounts. Each Beneficiary designation shall be in writing, signed by the Participant, on a form furnished by the Committee. The Participant may from time to time change his Beneficiary designation. Each subsequent change in Beneficiary designation filed with the Committee will cancel all previous Beneficiary designations.

                     (b) No designation of a Beneficiary other than the Participant's Eligible Spouse shall be effective unless the Eligible Spouse consents in writing to such designation, the Eligible Spouse's consent acknowledges the effect of such designation, and the Eligible Spouse's signature is witnessed by a notary public. The revocation of a Beneficiary designation and designation of a new Beneficiary (other than the Eligible Spouse) shall not be effective unless the spousal consent requirements of the preceding sentence are satisfied. Any consent by an Eligible Spouse shall be effective only with respect to such spouse. Notwithstanding the foregoing, spousal consent shall not be required if it is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no Eligible Spouse or because the Eligible Spouse cannot be located. If the Eligible Spouse is legally incompetent to give consent, the legal guardian of the Eligible Spouse (even if it is the Participant) may give consent. If the Participant and the Eligible Spouse are legally separated (or the Participant has been abandoned under local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

                     (c) If a Participant fails to designate a Beneficiary in the manner provided above, if the Participant's Eligible Spouse fails to consent as provided above, or if the designated Beneficiary predeceases the Participant, the Participant's benefits shall be paid in accordance with the following order of priority: the Participant's (1) surviving spouse, (2) surviving issue (by right of representation), (3) surviving parents, and (4) estate.

           10.3      Benefits to Minors and Legal Incompetents.

                     (a) If any Participant or Beneficiary is a minor or is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed, the Committee may, in its discretion, direct the Trustee to make such payment to any person or institution maintaining the Participant or Beneficiary. If such individual has a legal representative, payment shall be made to the legal representative.

                     (b) In the event of a dispute as to whom distribution is to be made under this Section, payment may be made to a court of proper jurisdiction, with final distribution to be determined by such court.

                     (c) Any payment made in accordance with the provisions of this Section shall completely discharge any liability for the making of such payment under the provisions of the Plan.

           10.4 Lost Participants. If after making diligent efforts to do so, the Plan Administrator cannot locate a person whose benefits must be distributed, such person will thereupon forfeit any and all benefits under the Plan. If the person is subsequently located the Employer will reinstate payments due under the Plan, without gains or losses.

           10.5      General Conditions.

                     (a) Any payment made in accordance with the provisions of the Plan to a Participant or Beneficiary, or to their legal representative, shall constitute full satisfaction of claims hereunder against the Trustee, the Committee and the Plan Administrator.

                     (b) All benefits under the Plan shall be distributed from the Trust Fund. The Employer of the Company shall not be liable or responsible therefor.

                     (c) The Committee may require the Participant to submit a written request for payment of benefits to the Committee containing such forms as the Committee reasonably requires to make distribution.

           10.6      Qualified Domestic Relations Order.

                     (a) The Committee will comply with provisions of an order it determines to be a Qualified Domestic Relations Order. An alternate payee (as defined in Section 414(p)(8) of the Code) may also use the direct rollover option described in Section 10.1(c). Distribution shall not be made prior to the earliest retirement age on which the Participant could receive his Accounts. For purposes of this Section, "earliest retirement age" means the earlier of:

                               (1) the date on which the Participant is entitled to a distribution under the Plan, or

                               (2)        the later of: (i) the date the
           Participant attains age 50, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

                     (b) Notwithstanding any provision of the Plan to the contrary, payments to an alternate payee under a Qualified Domestic Relations Order received and approved by the Plan Administrator on or after July 1, 1999 may begin as soon as practicable after the Plan Administrator determines whether such order constitutes a Qualified Domestic Relations Order, provided that such earlier commencement of payments is consistent with the terms of the Qualified Domestic Relations Order.

                                   ARTICLE XI

                PAYMENT OF GRANDFATHERED PROFIT-SHARING BENEFITS


           11.1 Distribution of Grandfathered Profit-Sharing Account. Distribution of the Vested Percentage of a Participant's Grandfathered Profit-Sharing Account shall be made in accordance with this Article XI. Such amount shall be referred to herein as the Participant's "Grandfathered Profit-Sharing Benefit."

           11.2      Automatic Forms of Retirement Benefit.

                     (a) A Participant who is married on the Annuity Starting Date (which for purposes of this Article XI is defined in Section 11.10) will automatically receive his Grandfathered Profit-Sharing Benefit through the purchase of a 50% joint and survivor annuity with the Participant's spouse as the Beneficiary unless the Participant elects an optional form of benefit in accordance with the procedures set forth in Section 11.4. A 50% joint and survivor annuity provides for a reduced monthly benefit for the life of the Participant, to continue after the Participant's death at 50% of the Participant's monthly benefit to the Beneficiary for life if the Beneficiary survives the Participant. If the Beneficiary predeceases the Participant (after benefits to the Participant have commenced) no survivor benefits will be payable on the death of the Participant and no adjustment to the amount of the Participant's benefits shall be made.

                     (b) A Participant who is not married on the Annuity Starting Date will automatically receive his benefit through the purchase of a single life annuity unless the Participant elects an optional form of benefit in accordance with the procedures set forth in Section 11.5. A single life annuity is a monthly benefit payable for the life of the Participant. There are no death benefits following the death of the Participant.

           11.3 Optional Forms of Retirement Benefits. A Participant may choose (subject to Section 11.5 or 11.6 as applicable) to have his Grandfathered Profit-Sharing Benefit paid in one of the following optional forms.

                     (a) Lump Sum Option. The balance of the Participant's Grandfathered Profit-Sharing Account paid in a single lump sum payment.

                     (b) Installment Payments. Substantially equal periodic payments (monthly, semi-annual, annual) paid to the Participant (and his Beneficiary) for a fixed period of years not to exceed five years. The Beneficiary must be irrevocably designated in accordance with Section 10.2 before benefits commence. If both the Beneficiary and the Participant die before receiving all payments, the remaining payments will be paid to a successor Beneficiary. The Participant (or the Beneficiary if the Participant is deceased) may elect to receive the balance of his Grandfathered Profit-Sharing Account in a single lump sum at any time after installment payments commence.

                     (c) Combination of Lump Sum Option and Installment Payments. The Participant can elect to receive his vested Grandfathered Profit-Sharing Benefit partially as a single lump sum payment and as a series of substantially equal periodic payments in accordance with paragraphs (a) and (b) above, to the extent permitted by the Committee.

                     (d) Direct Rollovers. If the distribution is an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), a Participant can direct the Plan Administrator to have all or a portion (expressed as a whole percentage) of the distribution directly rolled over to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code and the balance, if any, paid to him. A request for a direct rollover shall be in writing on such form provided by the Plan Administrator according to procedures and deadlines as established by the Plan Administrator and communicated to Participant. The Participant must provide all information required by the Plan Administrator to effect the direct rollover. A Participant cannot divide an eligible rollover distribution into separate distributions to be direct rollovers to two or more eligible retirement plans.

                     (e) Subject to such terms and conditions as may be established by the Plan Administrator, the portion of any lump sum distribution payable under this Section 11.3 or Section 11.8 that is attributable to Bank Stock owned by the Participant may, if the Participant, Former Participant or Beneficiary so requests, be paid wholly or partially in full shares. Except as otherwise provided in this Section 11.3(e), all distributions payable under this
Article XI shall be paid in cash.

           11.4      Election Requirements for Married Participants.

                     (a) A distribution of the Grandfathered Profit-Sharing Benefit will not be made in a form other than through the purchase of a 50% joint and survivor annuity to a Participant described in
Section 11.2(a) (a "married Participant") unless (1) the Participant has received the notices described in Section 11.6, (2) the Participant elects not to receive the 50% joint and survivor annuity, and (3) the Participant's spouse has consented to such election in accordance with the provisions of this Section.

                     (b) A married Participant may elect (or revoke a previous election) to receive Grandfathered Profit-Sharing Benefits in a form other than 50% joint and survivor annuity. Such an election may be made only if
(i) such joint and survivor annuity is immediately payable, and (ii) the election is made no more than 90 days before the Annuity Starting Date.

                     (c) An election not to receive Grandfathered Profit-Sharing Benefits in the form of a 50% joint and survivor annuity (or the revocation of such an election) shall be effective on the date the election (or revocation) is received by the Plan Administrator, provided, however, that an election to receive Grandfathered Profit-Sharing Benefits in a form other than a joint and survivor annuity shall not be effective unless (1) the election is consented to by the Participant's spouse, (2) the election designates a specific Beneficiary or class of Beneficiaries (if applicable) and a form of benefit which may not be changed without spousal consent (or the consent expressly permits designations by the Participant without any requirement of further consent by the spouse), (3) the spouse's consent acknowledges the effect of the consent and election, and (4) the consent is witnessed by a notary public. No consent is required if it is established to the satisfaction of the Plan Administrator that consent cannot be obtained because there is no spouse or because the spouse cannot be located. If the spouse is legally incompetent to give consent, the legal guardian (even if it is the Participant) may give consent. If the Participant and the spouse are legally separated (or the Participant has been abandoned under local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. The consent of a spouse is only binding on such spouse.

           11.5      Election Requirements for Unmarried Participants.

                     (a) A distribution of Grandfathered Profit-Sharing Benefits will not be made in a form other than a single life annuity to a participant described in Section 11.2(b) (an "unmarried Participant") unless the Participant has received the notices described in Section 11.6 and elects in writing not to receive the automatic form.

                     (b) An unmarried Participant may elect in writing to receive Grandfathered Profit-Sharing Benefit in a form other than the single life annuity, provided such election is made no more than 90 days before the Annuity Starting Date.

           11.6      Notice Requirements.

                     (a) General Notice. The Plan Administrator shall provide each Participant with a written general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit to the automatic forms of benefit. If the Participant has not yet attained Normal Retirement Age, the notice shall also inform the Participant of his right to defer payment of Grandfathered Profit-Sharing Benefits until the earlier of (1) the date he consents to payment or (2) the date he attains Normal Retirement Age. This general notice shall be provided no more than 90 days and no less than 30 days before the Participant's Annuity Starting Date, or at such other times permitted by law or regulation.

                     (b) Joint and Survivor Annuity Notice. The Plan Administrator will also provide to each married Participant who is eligible to receive Grandfathered Profit-Sharing Benefits under the Plan a written explanation in non-technical language of the terms and conditions of the 50% joint and survivor annuity, the Participant's right to make and the effect of an election not to receive Grandfathered Profit-Sharing Benefits in such form, the rights of the Participant's spouse with respect to receiving benefits as a 50% joint and survivor annuity, and the right to revoke and the effect of a revocation of an election not to receive benefits in the form of a joint and survivor annuity. The written explanation shall also include a general explanation of the relative financial effect on the Participant's benefit of electing the 50% joint and survivor annuity.

The Plan Administrator shall provide this explanation no more than 90 days and no less than 30 days prior to the Participant's Annuity Starting Date, or at such other times permitted by law or regulation.

           11.7 Annuity Payments. If a Participant elects to receive Grandfathered Profit-Sharing Benefits in the form of an annuity, the Vested Percentage of his Grandfathered Profit-Sharing Benefit (valued in accordance with Section 10.1(a)) shall be used to purchase a single premium non-transferable guaranteed annuity contract from a life insurance company selected by the Committee. The contract shall include applicable Plan features. Once purchased, the annuity contract shall provide all the Grandfathered Profit-Sharing Benefits owing the Participant (and his Beneficiary) under the Plan and the Plan shall have no further obligation for such benefits.

           11.8      Pre-Retirement Death Benefits.

                     (a) If a Participant dies prior to his Annuity Starting Date (whether or not while an employee) with a Grandfathered Profit-Sharing Benefit, the Participant's surviving Eligible Spouse shall be entitled to receive a Qualified Preretirement Survivor Annuity. The Qualified Preretirement Survivor Annuity shall be a monthly annuity for the Eligible Spouse's life purchased with 100% of the value of the Vested Percentage of the Participant's Grandfathered Profit-Sharing Account determined as of the Valuation Date coincident with or immediately following the date of death. The surviving Eligible Spouse can elect instead to receive the Qualified Preretirement Survivor Annuity in any optional form of payment as described in
Section 11.3.

                     (b) If a Participant dies prior to his Annuity Starting Date and has no Eligible Spouse on his date of death, the Vested Percentage of his Grandfathered Profit-Sharing Account shall be paid as an immediate single lump sum payment to the Beneficiary designated by the Participant.

                     (c) Notwithstanding the foregoing, if the Vested Percentage of the Grandfathered Profit-Sharing Account is greater than $5,000, payment to the Eligible Spouse shall not commence without the Spouse's written consent prior to the December 31 of the calendar year in which the Participant would have attained age 70 1/2.

           11.9 Post-Retirement Death Benefits. Death benefits attributed to the Grandfathered Profit-Sharing Account which are paid after a Participant's Annuity Starting Date, if any, will be payable according to the provisions of the form of benefit which has been elected and must be paid at least as rapidly as under the method in effect as of the date of death.

           11.10 Annuity Starting Date. For purposes of this Article XI, "Annuity Starting Date" means (a) the first day of the first period with respect to which an amount is received as an annuity, or (b) in the case of a benefit not paid in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

                                   ARTICLE XII

                       AMENDMENT, TERMINATION, AND MERGER


           12.1 Amendment and Termination. The Company expects to continue the Plan indefinitely, but specifically reserves the right, at any time, by appropriate action of, and in the sole and uncontrolled discretion of, the Dime Board or the Compensation Committee of the Dime Board, to amend, in whole or in part, any or all of the provisions of the Plan and to terminate the Plan at any time. The Committee may amend, in whole or in part, the provisions of the Plan as it deems necessary or appropriate to facilitate the administration, management or interpretation of the Plan, provided that any such amendment does not materially increase the cost to the Company of maintaining the Plan. Subject to the provisions of Section 12.2, no such amendment or termination shall permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Beneficiaries or other persons entitled to benefits, and no such amendment or termination shall reduce the interest of any Participant, Beneficiary or other person who may be entitled to benefits, without his consent. In the event of a termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the Accounts of each affected Participant not previously forfeited shall forthwith become nonforfeitable, and such Accounts shall be distributable in accordance with the provisions of Article X and XI.

           12.2 Conformity to Internal Revenue Code. The Company maintains the Plan with the intent that the Plan and Trust will at all times be qualified under Section 401(a) of the Code, and be exempt under Section 501(a) of the Code, and with the intent that contributions under the Plan will be allowed by the Code as deductions in computing net income of the Bank for federal income tax purposes, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intentions. Accordingly, notwithstanding anything to the contrary herein provided, the Plan and the Trust Agreement may be amended at any time by the Dime Board or by the Compensation Committee of the Dime Board, or, provided such amendment does not materially increase the cost to the Company of maintaining the Plan, by the Committee, without prior notice to Participants, Beneficiaries or any other persons, if such amendment is deemed by the amending entity to be necessary or appropriate to effectuate such intent. The Plan is intended to be a profit-sharing plan.

           12.3 Notice of Amendments. Notice of any amendment or termination of the Plan shall be given by the Dime Board, the Compensation Committee (as provided in Section 13.4) or the Committee, whichever adopts the amendment, to each other and to the Trustee.

           12.4      Merger.

                     (a) Neither the merger of any Employer with any other organization nor the merger of this Plan with any other qualified retirement plan shall in and of itself result in the termination of this Plan or be deemed a termination of employment with respect to any Employee.

                     (b) In the event of a merger or consolidation of this Plan with any other Plan, or a transfer of assets or liabilities from this Plan to another Plan, each Participant's Account balances immediately after the merger, consolidation, or transfer shall not be less than they were immediately prior to the merger, consolidation or transfer. For purposes of this Section, each Participant's Account balance shall be determined as if the Plan had terminated as of the date of merger, consolidation, or transfer.

                     (c) The Committee shall not direct the Trustee to accept a transfer from any plan that would subject the Plan to the joint and survivor annuity requirements of Code Sections 401(a)(11) and 417.

           12.5      Change in Vesting Schedule.

                     (a) If the Plan's vesting schedule is amended (by application of Article XV or otherwise), each Participant who has completed three years of service (whether or not consecutive) with an Employer and whose vested percentage will be determined on any date after the effective date of the amendment, may elect to have his vested percentage determined under the prior vesting schedule. A Participant's vested percentage means the nonforfeitable percentage of a Participant's Accounts. An election need not be provided to any Eligible Employee whose vested percentage after amendment would at all times be greater than what his vested percentage would have been under the prior vesting schedule. Once made, the election is irrevocable.

                     (b) The election period will begin no later than the date the amendment is adopted and end no earlier than the 60th day after the latest of the following dates:

                               (1)        The date the amendment is adopted; or

                               (2)        The date the amendment becomes
           effective; or

                               (3)        The date the Eligible Employee is
           issued written notice of the amendment by the Plan Administrator.

                                  ARTICLE XIII

                             ADMINISTRATION OF PLAN


           13.1      Named Fiduciaries.

                     (a) The term "Named Fiduciary" shall mean (but only to the extent of the responsibilities of each of them) the Plan Administrator, the Committee, the Compensation Committee (as provided in Section 13.4), and the Trustee of the Plan. This Article is intended to allocate to each Named Fiduciary the responsibility for the prudent execution of the functions assigned to him, her or it. Whenever one Named Fiduciary is required by the Plan or Trust Agreement to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his or her sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

                     (b) The Dime Savings Bank of New York, FSB shall be the "plan administrator" for purposes of Section 414(g) of the Code and the "administrator" for purposes of Section 3(16) of ERISA. As such, The Dime Saving Bank of New York, FSB shall have responsibility to prepare and file, distribute, or furnish all reports, plan descriptions, and other information concerning the Plan, including, without limitation, filings with the Secretary of Labor and communications with Participants and other persons, as shall be required of the plan administrator under the Code and the administrator under ERISA.

           13.2 Plan Administrator. There shall be a Plan Administrator, who shall be the Chief Human Resources Officer of The Dime Savings Bank of New York, FSB. In the event that the Chief Human Resources Officer of The Dime Savings Bank of New York, FSB shall be unable to perform the duties and functions of the Plan Administrator, or if the Committee in its sole discretion shall so direct, the Plan Administrator shall be the Benefits Director of The Dime Savings Bank of New York, FSB or such other Employee or officer of The Dime Savings Bank of New York, FSB (or any subsidiary thereof) as may be designated by the Committee, as hereinafter provided, and who shall, subject to the powers and responsibilities allocated to the Committee, the Compensation Committee (as provided in Section 13.4) and the Dime Board, have the responsibility for the day-to-day control, management, operation and administration of the Plan (except trust duties). The Plan Administrator shall have the following powers and responsibilities:

                     (a) To maintain records necessary or appropriate for the administration of the Plan;

                     (b) To give such instructions, notices, information, materials, reports and certifications to the Trustee as may be necessary or appropriate in the administration of the Plan;

                     (c) To prescribe forms and make rules and regulations consistent with the terms of the Plan and with the interpretations and other actions of the Committee and the Compensation Committee;

                     (d) To require such proof as may be necessary or appropriate in the administration of the Plan, including, without limitation, proof of age, relationship, or health of a Participant or his or her spouse, children or Beneficiary, and to make such determinations of fact as may be necessary for purposes of the Plan, and all such determinations shall be final, conclusive and binding;

                     (e) To determine any question arising in connection with the Plan, and the Plan Administrator's decision or action in respect thereof shall be final and conclusive and binding upon the Company, the Trustee, Participants and any other person having an interest under the Plan; provided, however, that any question relating to inconsistency or omission in the Plan, or interpretation of the provisions of the Plan, shall be referred to the Committee by the Plan Administrator and the decision of the Committee in respect thereof shall be final;

                     (f) Subject to the provisions of Section 13.6, to review and dispose of claims under the Plan filed pursuant to Section 13.6;

                     (g) If the Plan Administrator shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment to a Participant, Beneficiary or any other person entitled thereto, to direct the application of any amount so payable to the use or benefit of such person in any manner that he or she may deem advisable, or to direct the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment in his or her behalf shall be appointed pursuant to law;

                     (h) To provide such information and reports to the Committee as may be requested by the Committee from time to time;

                     (i) To discharge such other responsibilities or follow such directions as may be assigned or given by the Committee, the Compensation Committee or the Dime Board; and

                     (j) To perform any duty or take any action which is allocated to the Plan Administrator under the Plan.

                     The Plan Administrator shall have the power and authority necessary or appropriate to carry out his or her responsibilities. The Plan Administrator shall have full discretion in interpreting the Plan and deciding all questions of fact arising within the scope of his or her authority. The Plan Administrator may resign only by giving at least 30 days prior written notice of resignation to the Committee, and such resignation shall be effective on the date specified in such notice.

           13.3      Benefits Committee.

                     (a) The Benefits Committee shall consist of such individuals as shall be designated from time to time by the Chief Executive Officer of Dime Bancorp, Inc. Such members shall hold office until resignation, death or removal by the Chief Executive Officer of Dime Bancorp, Inc. The members of the Committee shall serve as the Plan's agents for service of legal process.

                     Any member of the Committee may resign at any time by giving written notice to the Chief Executive Officer of Dime Bancorp, Inc. Any member of the Committee who is an employee of the Bank (as defined in Article
XVI) and who leaves the employ of the Bank shall be deemed to have resigned as a member of the Committee on the date of termination of his or her employment. Any member of the Committee may be removed by the Chief Executive Officer of Dime Bancorp, Inc. at any time. If there is a vacancy on the Committee, the Chief Executive Officer of Dime Bancorp, Inc. may fill the vacancy. Notices of appointment of a successor member of the Committee shall be given by the Plan Administrator in writing to the Trustee. Until receipt by the Trustee of such written notice of any change in membership of the Committee, the Trustee shall not be charged with knowledge or notice of such change.

                     The Committee shall have the following powers and responsibilities:

                               (i) To review the performance of the Plan Administrator, the Trustee, and any investment managers;

                               (ii) To hear and decide appeals, pursuant to the claims review procedure contained in Section 13.6 of the Plan, taken from the decisions of the Plan Administrator;

                               (iii) To hear and decide questions, including interpretation of the Plan, as may be referred to the Committee by the Plan Administrator;

                               (iv) To establish, if applicable, investment guidelines and objectives for the Trustee and any investment managers, including designating or changing the Investment Funds offered under the Plan;

                               (v) To report to and make recommendations to the Compensation Committee (as provided in Section 13.4) regarding changes in the Plan, including changes in the operation and management of the Plan;

                               (vi)       To appoint, remove or replace the
           Trustee;

                               (vii) To adopt amendments to the Plan in accordance with the limitations of Article XI;

                               (viii)     To designate an Alternate Plan
           Administrator to serve in the event that the Plan Administrator is absent or otherwise unable to discharge his or her responsibilities;

                               (ix)       To remove and replace the Plan
           Administrator and/or Alternate and to fill a vacancy in either office;

                               (x) Subject to the provisions of the Trust Agreement, to appoint and remove an investment manager or managers, as defined in Section 3(38) of ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan;

                               (xi)       To discharge such other
           responsibilities or follow such directions as may be assigned or given by the Dime Board;

                               (xii) To perform any duty or take any action which is allocated to the Committee under the Plan;

                               (xiii) To review regulatory and statutory developments, plan administration and fiduciary issues with respect to the Plan and, as appropriate, make recommendations to the Dime Board or to the Compensation Committee of the Dime Board regarding such matters; and

                               (xiv) To provide such other information and recommendations to the Dime Board or to the Compensation Committee as may be requested from time to time.

                     The Committee shall have no power to take any action other than as set forth above and shall have no liability for any failure by the Compensation Committee to follow its recommendations.

                     (b) The Committee shall hold meetings at least annually, and shall report to the Compensation Committee (as provided in Section 13.4) from time to time as requested by the Compensation Committee, but no less frequently than annually. Action by the Committee shall be by vote at a meeting or by written consent of a majority of its members. The Committee shall record minutes of its meetings.

           13.4      Compensation Committee.

                     (a) There shall be a Compensation Committee, which shall be the Compensation Committee of the Dime Board or such other person or persons as the Dime Board so determines. Except as may otherwise be provided by the Dime Board, each appointed member shall serve for a period of one year and until his or her successor shall be appointed. The Compensation Committee shall elect a Chairman and may appoint a Secretary who need not be a member of the Compensation Committee. Any filing which is required or permitted to be made with the Compensation Committee shall be deemed to be satisfactorily made upon mailing or delivering such filing to the Secretary of the Compensation Committee, or if a Secretary is not appointed, to the Chairman of the Compensation Committee. A member of the Compensation Committee may resign only by giving at least 30 days prior written notice of resignation to the Chairman of the Dime Board, and such resignation shall be effective on the date specified in such notice.

                     (b) The Compensation Committee shall hold meetings at least twice annually, and may make such administrative rules as it may deem proper. Any action of the Compensation Committee with respect to the Plan shall be taken pursuant to a majority vote taken at a meeting, or pursuant to the written consent of a majority of its members without a meeting, and such action shall constitute the action of the Compensation Committee and shall be binding in the same manner as if all members of the Compensation Committee had joined therein. A majority of the members of the Compensation Committee shall constitute a quorum. The Compensation Committee shall record minutes of any actions taken at its meetings or of any other official action of the Compensation Committee and shall report to the Dime Board at least once each year on its activities.

                     (c) The Plan Administrator, Trustee and any other person dealing with the Compensation Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Compensation Committee or by two of the members of the Compensation Committee or by a representative of the Compensation Committee authorized by the Compensation Committee to sign the same in its behalf.

           13.5 Delegation of Administrative Powers. The Committee may allocate any of its duties and powers to one or more of its members and may delegate any such duties and powers to one or more persons, by an action in writing. The Committee may revoke any such allocation or delegation at any time by advising the affected party in writing that delegation of any or all responsibility will be terminated. Revocation shall become effective on or after receipt of written notice by the affected party. Any party who has accepted the delegation of any or all of the responsibilities designated under this Section above may at any time advise the Committee in writing that it wishes to terminate such acceptance. Termination shall become effective on or after receipt of written notice by the Committee.

           13.6      Claims Procedures.

                     (a) Notice of Denial. In the event a Participant's or Beneficiary's claim for benefits under the Plan is wholly or partially denied by the Plan Administrator, the Plan Administrator shall notify the claimant in writing within 90 days of such denial, including in such notification the following information:

                               (1)        The specific reason or reasons for
           such denial;

                               (2) Specific references to pertinent Plan provisions upon which the denial is based;

                               (3)        A description of any additional
           material or information which may be needed to clarify the request, including an explanation of why such information is required; and

                               (4) An explanation of this Plan's claim review procedures.

                     (b) Extension of Time. However, if an extension of time is required by special circumstances, written notice may be furnished to the claimant within the 90-day period referred to above which states the special circumstances requiring the extension and the date by which a decision can be expected, which shall be no more that 180 days from the date the claim was filed. If no notice is received within 90 days of the date the claim is submitted, the claimant may assume his claim has been denied and may submit an appeal for review of the claim.

                     (c) Review Procedure. Any claimant whose claim for benefits has been denied by the Plan Administrator may appeal to the Committee for a review of the denial by making a written request therefor within 60 days of receipt of a notification of denial. The claimant may upon request to the Committee examine any pertinent documents. The claimant may, if he chooses, submit to the Committee written issues, comments or other information upon which the claimant relies in support of his claim, or may request an attorney or other representative to make such written submissions on his behalf.

                               (1)        Within 60 days after receipt of a
           request for review, the Committee shall notify the claimant in writing of its decision, and if the Committee confirms the denial in whole or in part, the notice shall set forth the reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

                               (2) Notwithstanding the foregoing, if the Committee determines that special circumstances require additional time for processing, the Committee may extend such 60-day period, but not by more than an additional 60 days, and shall notify the claimant of such extension.

           13.7 Indemnification. To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless members of the Dime Board, the Board of Directors, the Plan Administrator, the members of the Committee, the members of the Compensation Committee, and any other Employees or employees of the Bank (as defined in Article XVI) who may be deemed to be fiduciaries of the Plan, from and against any and all losses, claims, damages or liabilities (including attorney's fees and amounts paid, with the approval of the Company, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual. Any individual person so indemnified shall, within 60 days after receipt of notice of any action, suit or proceeding, notify the Company and offer in writing to the Company the opportunity at its own expense, to handle and defend such action, suit or proceeding, and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. Failure to give the Company such notice shall relieve the Company of any liability under this Section. The Company may satisfy its obligations under this provision (in whole or part) by the purchase of a policy or policies of insurance.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS


           14.1 No Guarantee of Employment. Nothing contained in this Plan or in the form issued pursuant to this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the Employment of the Employer or to be rehired by the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

           14.2 No Guarantee of Value of Trust Fund Assets. Neither the Trustee, the Company, the Committee, the Plan Administrator nor any Employer in any way guarantees the Trust Fund from loss or depreciation.

           14.3 Rights to Trust Fund Assets. No Participant shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Except to the extent required by a Qualified Domestic Relations Order, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant, spouse, or Beneficiary, or to attachment, garnishment, levy (other than a federal tax levy under Code Section 6331), execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan. The Trust Fund shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

           14.4 Correction of Errors. If an error in any Account or record (including the amount of a distribution) is discovered which would result in any Participant's Account being more or less than it would have been had the error not been discovered or had the record been correct, the Plan Administrator and the Trustee shall correct the error by adjusting, to the extent reasonable and practical, the Accounts or records, as the case may be, including adjusting the amount of a distribution. Any such correction shall be conclusive and binding on all Participants.

           14.5 Severability. In the event any Article, paragraph, subparagraph or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan and Trust Agreement, and the Plan and Trust Agreement shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan or Trust Agreement.

           14.6 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and other applicable federal law, and to the extent not preempted, the laws of the State of New York.

           14.7 Plan Expenses. All expenses of administering the Plan shall be paid by the Plan unless paid by the Employer.

           14.8 Exclusive Benefits; Return of Contributions. Contributions made by the Employer to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of providing benefits to Participants and Beneficiaries, and for defraying reasonable expenses of administering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to the Employer of all or part of an Employer contribution

                     (a) which is made by the Employer by a mistake of fact, provided the return of such contribution is made one year after the payment thereof; or

                     (b)       to the event a deduction thereof under Code
Section 404 is disallowed, as long as the return is made within one year after the disallowance. All contributions shall be deemed to be so conditioned unless the Employer expressly provides otherwise.

           14.9      General Benefit Restriction.   No benefits shall be
distributed except in accordance with the provisions of the Plan.

           14.10 Approval of Internal Revenue Service. This Plan is adopted subject to the approval by the Internal Revenue Service as meeting the requirements of the Code and regulations thereunder with respect to the deductibility of contributions to the Trust Fund and expenses thereof, and with respect to the tax exemption of such Trust Fund. If such approval is not secured for the Plan as adopted or as it may be amended for purposes of securing initial qualification under the Code, any and all contributions made by an Employer to the Trustee subsequent to the Effective Date and prior to the determination of nonqualification may be recovered by the Employer within one year of such determination. In such event, the Plan shall terminate and Participants contributions shall be refunded to them.

                                   ARTICLE XV

                           TOP-HEAVY PLAN RESTRICTIONS


           This Article sets forth certain definitions, provisions and rules which automatically become effective if the Plan becomes Top-Heavy under Section 416 of the Code.

           15.1      Definitions. The following defined terms apply to this
Article:

                     (a) "Aggregation Group" means the Required, or if applicable, Permissive Aggregation Group.

                     (b) "Annual Compensation" means an Employee's Total Compensation (as defined in Section 5.5(b)(4)). Annual Compensation shall not include, however, compensation in any Plan Year in excess of $160,000 or such other amount in effect under Code Section 401(a)(17) for the calendar year in which the Plan Year begins.

                     (c) "Determination Date" means the date for determining Key Employee status and for performing Top Heavy tests. The Determination Date is the last day of the preceding Plan Year or the last day of the first Plan Year. For an Aggregation Group, the determination of Top Heavy status is made by aggregating the results of Determination Dates which fall within the same calendar year.

                     (d) "Employee" means any individual currently or formerly included on the payroll of the Company as a common-law Employee.

                     (e) "Key Employee" is an Employee who, at any time during the current Plan Year or any of the four preceding Plan years, is or was:

                               (1)        an officer of the Employer having
           Annual Compensation greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year,

                               (2) one of the ten Employees having Annual Compensation from the Employer greater than the amount in effect under Code Section 415 (c)(1)(A) and owning (or considered as owning under Code Section 318) the largest interests in the Employer,

                               (3)        a Five Percent Owner of the Employer,
           or

                               (4) a one percent owner of the Employer having Annual Compensation from the Employer of more than $150,000.

                     For purposes of determining Five Percent Owner and other owners, neither the aggregation rules nor the rules of Code Section 414(b), (c) and (m) apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Inherited benefits retain the character of the benefits of the Employee who performed services for the Employer.

                     (f) "Non-Key Employee" means any Employee who is not a Key Employee and includes the Beneficiary of a Non-Key Employee.

                     (g) "Permissive Aggregation Group" means all plans in the Required Aggregation Group and any other qualified plans maintained by the Employer or by any member of the Controlled Group, but only if such group of plans would satisfy, in the aggregate, the requirements of Code Section 401(a)(4) and 410(b). The Committee shall determine which plan or plans shall be taken into account in determining the Permissive Aggregation Group.

                     (h) "Required Aggregation Group" means each qualified plan of the Employer or any member of the Controlled Group in which at least one Key Employee participates (in the Plan Year containing the Determination Date or any of the four preceding Plan Years), and any other qualified plan of the Employer or any member of the Controlled Group which enables a plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410(b).

           15.2      Top-Heavy Plan

                     (a) The Plan or Aggregation Group is Top-Heavy with respect to any Plan Year if, on the Determination Date applicable to such Plan Year, the aggregate value of Key Employees' Accounts exceeds 60% of the aggregate value of Accounts for all Employees. This test is subject to all the provisions of Code Section 416(g) including subsections (3)(B) and (4)(A), (B), and (E) and Regulations Section 1.416-1. Former Key Employees shall be excluded from the calculation to determine whether a Plan or Aggregation Group is Top Heavy.

                     (b) The Plan shall not be Top-Heavy if the Administrator elects to treat the Plan as part of a Permissive Aggregation Group, and the Permissive Aggregation Group is determined not to be Top-Heavy using the criteria of the "60% Test" in paragraph (a).

           15.3      Restrictions

                     (a) Minimum Contributions. With respect to any Plan Year during which the Plan is a Top-Heavy Plan, the aggregate Employer contributions and forfeitures allocated to the Account of a Participant who is in covered service on the last day of such Plan Year who is a Non-Key Employee shall be not less than 3% of such Employee's Annual Compensation. Each Non-Key Employee will receive such a minimum contribution if the Participant has not separated from service at the end of the Plan Year regardless of the Non-Key Employee's level of Annual

Compensation or whether that Non-Key Employee has completed 1,000 Hours of Service (or the equivalent) during the Plan Year. If, however, (1) the sum of all Employer contributions (including Salary Deferral Contributions) and forfeitures allocated to each Key Employees Account divided by (2) the Key Employee's Annual Compensation for the year, is less than 3%, the Employer contribution for Non-Key Employees need not exceed the highest percentage determined for a Key Employee. Salary Deferral Contributions are not treated as Employer Contributions for purposes of determining whether Employer Contributions and forfeitures allocated on behalf of Non-Key Employees satisfy this paragraph.

                     (b) Two or More Plans. If the Employer maintains more than one plan which is Top Heavy, the minimum contributions requirement may be satisfied as follows:

                               (1) Non-Key Employees covered under only this Plan must receive the minimum contribution described in paragraph (b), above,

                               (2) Non-Key Employees covered under only a defined benefit plan must receive the defined benefit minimum described in Section 416(c)(1) of the Code; and

                               (3) Non-Key Employees covered under both a defined benefit and this Plan shall receive the minimum contribution described in paragraph (b), but substituting 5% for 3%.

           15.4      Maximum Benefit Adjustments.

                     (a) Effective for Plan Years commencing prior to January 1, 2000, if this Plan becomes Top-Heavy and if the Employer also maintains another qualified pan and the joint limitation provisions of Code
Section 415(e) are applicable, the provisions of subsections (2)(B) and (3)(B) of such Code Section 415(e) shall be applied by substituting "1.0" for "1.25" unless:

                               (1) the Top Heavy ratio in Section 15.2(a) does not exceed 90%, and

                               (2) the minimum contribution under Section 15.3(b) is increased by one percentage point.

                     (b) Paragraph (a) shall not apply to any Participant if, with respect to the particular Plan Year, (1) the Participant accrues no benefits under a defined benefit plan maintained by an Employer, and (2) no Employer contributions or forfeitures are allocated to the Participant's Accounts under any defined contribution plan maintained by an Employer.

                                AMENDMENT TO THE
                         NORTH AMERICAN MORTGAGE COMPANY
                       RETIREMENT AND 401(k) SAVINGS PLAN

           The North American Mortgage Company Retirement and 401(k) Savings Plan (the "Plan") is amended as follows:

           1. Effective as of November 1, 1999, the following sentence is added immediately after the first sentence of the second paragraph of Article I of the Plan:

                     "This Plan also reflects the merger of the T&N Mortgage, Inc. 401(k) Plan into this Plan as of November 1, 1999."

           2. Effective July 1, 1999, the Effective Date Chart in Article I of the Plan is amended to delete the second row of the chart (which indicates the sections of the Plan with an October 14, 1997 effective date), and to replace it with the following:

--------------------------------------------------------------------------------
3.4(b)                                       October 15, 1997
--------------------------------------------------------------------------------

           3. Effective as of September 1, 1999, the Effective Date Chart in Article I of the Plan is amended to delete the last row of the chart (which indicates the sections of the Plan with a September 1, 1999 effective date), and to replace it with the following:

--------------------------------------------------------------------------------
2.3, 2.28, 2.46, 2.47, 2.49,                 November 1, 1999
2.53, 2.54, 6.1(b)(6),
6.1(b)(7), 7.1 (last sentence),
7.2(c), 7.3(b), 7.4(b), 7.7, 7.8,
7.9, 7.10, 7.11, 9.6, 9.7,
10.1(b) (second sentence) and 11.3(e)
--------------------------------------------------------------------------------

           In addition, the reference to September 1, 1999 on the cover page of the Plan is amended to instead reference November 1, 1999.

           4. Effective July 1, 1999, Section 2.8 of the Plan is amended to provide as follows:

                     "2.8      Closing Date means October 15, 1997."

           5. Effective as of November 1, 1999, the following new Sections 2.53 and 2.54 are added to the Plan, and the old Sections 2.53 through
2.61 are renumbered as Sections 2.55 through 2.63:

                     "2.53 T&N Elective Deferral Contributions means all elective deferral contributions made to the T&N Plan prior to July 1, 1999 (with earnings and losses to November 1, 1999) and credited to a Participant's Account.

                     2.54 T&N Rollover Contributions means all rollover contributions made to the T&N Plan prior to July 1, 1999 (with earnings and losses to November 1,
                             1999) and credited to a Participant's Account."

           6. Effective as of November 1, 1999, Section 6.1(b) of the Plan is amended to add the following new subsections:

                     "(6) T&N Elective Deferral Contributions (and all earnings and losses thereon) shall be allocated to the Participant's Salary Deferral Account.

                     (7) T&N Rollover Contributions (and all earnings and losses thereon) shall be allocated to the Participant's Rollover Account."

           7.      Effective as of July 1, 1999, the first sentence of Section
7.1 of the Plan is amended to provide as follows:

                   "The Committee shall, from time to time, select a diversified group of Investment Funds for investment of the Trust Fund, including a default investment fund to apply in the event that a Participant fails to make a valid election in accordance with Section 7.2(b)."

           8.      Effective as of September 1, 1999, the third sentence of
Section 7.1 of the Plan is amended to provide as follows:

                   "Effective November 1, 1999, one of the available Investment Funds may provide specifically for investment in Bank Stock."

           9. Effective as of July 1, 1999, the third sentence of Section 7.2(b) of the Plan is amended to provide as follows:

                   "If, at any time, a Participant does not have a valid election on file with the Committee, the Participant shall be deemed to have elected that all of his Accounts be invested in the Plan's default investment fund."

           10.       Effective as of September 1, 1999, the first sentence of
Section 7.7 of the Plan is amended to provide as follows:

                     "Effective November 1, 1999, to the extent Participants direct investment in an Investment Fund designed to invest in Bank Stock, Trust assets may be used to purchase shares of Bank Stock from the Bank, from shareholders in a privately negotiated transaction, or on the open market."

           11.       Effective as of September 1, 1999, the first sentence of
Section 7.9 of the Plan is amended to provide as follows:

                     "Effective November 1, 1999, each Participant who has directed investment in an Investment Fund that invests in Bank Stock shall be entitled to direct the Trustee as to the manner in which Bank Stock which is allocated to his Account is to be voted."

           12.       Effective as of November 1, 1999, the following new
Section 7.11 is added to the Plan:

                     "7.11     T&N Plan Loans

                               (a) All outstanding loans under the T&N Plan as of July 1, 1999 shall become loans under this Plan effective as of November 1, 1999 ("T&N Plan Loans") with the same terms and conditions as such loans were originally permitted under the T&N Plan, subject to applicable law. A Participant with a T&N Plan Loan shall be required to repay his T&N Plan Loan with payments of principal and interest sufficient to amortize the loan in substantially equal installments over its term. All payments shall be by means of biweekly payroll deductions (or payroll deductions otherwise corresponding to the frequency of payroll payments), which deductions shall be authorized by the Participant as a condition to the Plan's assumption of the T&N Plan Loan. If such authorization is not given, the loan shall be deemed in default and subject to the default provisions of subsection (b) below. The Participant's promissory note shall constitute an investment of the Participant's Account. Any payments made by a Participant with respect to a T&N Plan Loan shall be invested for the Account of such Participant in the other Investment Funds as of the day such payment is received in accordance with the Participant's investment directions as in effect at the time such payments are made.

                               (b)      A T&N Plan Loan shall be deemed in
                     default if a loan payment is not made within 30 days of its due date or as otherwise provided in the promissory note. Except as may otherwise be provided in the promissory note for the loan, if at any time prior to the full repayment of a T&N Plan Loan (i) the Participant should cease to be a Participant by reason of his retirement, termination of service, or otherwise, (ii) the Participant should die or become bankrupt, (iii) the Participant defaults on his T&N Plan Loan, (iv) the Plan should terminate, or (v) the Committee determines that (A) the interest rate on the loan violates any otherwise applicable state usury laws or regulations issued by the Labor Department, (B) this Section 7.11 is discriminatory or otherwise improper under applicable law, (C) it is unable to obtain approvals from the IRS with respect to this Section 7.11 or (D) any previously obtained IRS approval would be jeopardized by the T&N Plan Loan, then the unpaid balance owed by the Participant on the T&N Plan Loan shall become due and payable immediately, or within 30 days in the event of an occurrence described in (i) through (iv) above. Except as otherwise may be prohibited by law, in accordance with procedures and policies adopted by the Committee, the amount of a Plan distribution otherwise to be paid to the Participant (or, in the case of his death, his designated Beneficiary or Surviving Spouse) shall be reduced by the amount owed on the T&N Plan Loan at the time of such distribution. Such reduction shall constitute a deemed distribution and a complete discharge of all liability to the Plan for the T&N Plan Loan.

                               (c) A Participant may prepay his T&N Plan Loan without penalty at any time. Such prepayment shall be either (i) in the full amount of the loan then outstanding (plus all interest accrued and unpaid thereon), or (ii) in an amount of at least $200. Any partial prepayment shall be applied first to all accrued and unpaid interest on the outstanding balance of the loan, and then to the outstanding principal balance on the loan. A partial prepayment shall not be deemed to reduce the amount of interest due on the remaining outstanding loan balance.

                               (d)      Notwithstanding anything to the
                     contrary herein, if an Insider directs that a T&N Plan Loan repayment be invested in Bank Stock, any such direction shall be given effect solely to the extent that such withdrawal or investment is not prohibited by the then applicable Section 16 Rules, as such prohibition is described in Section 2.47. If withdrawals or sales of Bank Stock by such Insider shall not then be permitted, his requested loan shall be taken proportionately from the other Investment Funds in which his Account is invested."

           13. Effective July 1, 1999, Section 9.5(b) of the Plan is amended to provide as follows:

                     "(b) The withdrawal shall be made pro-rata from each Investment Fund in which the Participant is invested."

           14. Effective as of July 1, 1999, the following sentence is added to the end of Section 10.2(e):

                     "If the vested portion of the Member's Account is not more than $5,000, such vested portion shall be paid in a single lump sum as soon as practicable after termination of employment."

           15.       Effective as of July 1, 1999, the first sentence of
Section 11.2(a) of the Plan is amended to provide as follows:

                      "Subject to the provisions of Section 11.2(c), a
                     Participant who is married on the Annuity Starting Date (which for purposes of this Article XI is defined in Section 11.10) will automatically receive his Grandfathered Profit-Sharing Benefit through the purchase of a 50% joint and survivor annuity with the Participant's spouse as the Beneficiary unless the Participant elects an optional form of benefit in accordance with the procedures set forth in Section 11.4."

           16. Effective as of July 1, 1999, a new Section 11.2(c) is added to the Plan as follows:

                     "Notwithstanding anything to the contrary contained herein, if the vested portion of the Member's Grandfathered Profit- Sharing Account is not more than $5,000, such vested portion shall be paid in a single lump sum."

           17.       Effective as of July 1, 1999, the first sentence of
Section 11.3 of the Plan is amended to provide as follows:

                      "Subject to the provisions of Section 11.2(c), a
                     Participant may choose (subject to Section 11.5 or 11.6 as applicable) to have his Grandfathered Profit-Sharing Benefit paid in one of the following optional forms."

           18. Effective as of July 1, 1999, Section 11.4(a) of the Plan is amended to provide as follows:

                     "(a) Except as otherwise provided in Section 11.2(c), a distribution of the Grandfathered Profit-Sharing Benefit will not be made in a form other than through the purchase of a 50% joint and survivor annuity to a Participant described in Section 11.2(a) (a "married Participant") unless (1) the Participant has received the notices described in
                               Section 11.6, (2) the Participant elects not to receive the 50% joint and survivor annuity, and (3) the
                               Participant's spouse has consent to such election in accordance with the provisions of this Section."

           19. Effective as of July 1, 1999, the first sentence of Section 11.4(b) is amended to provide as follows:

                     "Except as otherwise provided in Section 11.2(c), a married Participant may elect (or revoke a previous election) to receive Grandfathered Profit-Sharing Benefits in a form other than 50% joint and survivor annuity."

           20. Effective as of July 1, 1999, Section 11.5 of the Plan is amended to provide as follows:

                     "11.5     Election Requirements for Unmarried Participants

                     (a) Except as otherwise provided in Section 11.2(c), a distribution of Grandfathered Profit-Sharing Benefits will not be made in a form other than a single life annuity to a participant described in
                               Section 11.2(b) (an "unmarried
                               Participant") unless the Participant has received the notices described in
                               Section 11.6 and elects in writing not
                               to receive the automatic form.

                     (b)       Except as otherwise provided
                               in Section 11.2(c), an
                               unmarried Participant may
                               elect in writing to receive
                               Grandfathered Profit-Sharing
                               Benefit in a form other than
                               the single life annuity,
                               provided such election is
                               made no more than 90 days
                               before the Annuity Starting
                               Date."

           21. Effective as of July 1, 1999, the first sentence of Section 11.6(a) of the Plan is amended to provide as follows:

                     "The Plan Administrator shall provide each Participant with a written general description of the eligibility conditions and other material features of the available optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit to the automatic forms of benefit."

           22. Effective as of July 1, 1999, the first sentence of Section 11.6(b) of the Plan is amended to provide as follows:

                     "The Plan Administrator will also provide to each married Participant who is eligible to receive Grandfathered Profit-Sharing Benefits under the Plan in the form of a 50% joint and survivor annuity, a written explanation in non-technical language of the terms and conditions of the 50% joint and survivor annuity, the Participant's right to make and the effect of an election not to receive Grandfathered Profit-Sharing Benefits in such form, the rights of the Participant's spouse with respect to receiving benefits a 50% joint and survivor annuity, and the right to revoke and the effect of a revocation of an election not to receive benefits in the form of a joint and survivor annuity."

           23. Effective as of July 1, 1999, the following sentence is added to the end of Section 11.8(a) of the Plan:

                     "Notwithstanding the foregoing, if the Vested Percentage of the Grandfathered Profit Sharing Benefit is not more than $5,000, it shall automatically be payable in the form of a single lump sum."

           24. Effective as of January 1, 1997, a new Section 15.4(c) is added to the Plan as follows, and a reference to 15.4(c) is added to the list in
Article I of the sections that are effective January 1, 1997:

                     "Beginning with the Plan Year in which the Plan is a Top Heavy Plan, Profit-Sharing Contributions shall be vested in a percentage not less than that determined pursuant to the vesting schedule set forth below:

Period of Service              Vested Percentage
-----------------              -----------------
2 years                                  20%
3 years                                  40%
4 years                                  60%
5 years                                  100%"